Execution Copy



                    EQUIPMENT PURCHASE AND SERVICE AGREEMENT

THIS EQUIPMENT PURCHASE AND SERVICE AGREEMENT (the "Agreement") is entered into as of this 31st day of July, 2003, by and between LaBarge Coating LLC, a Missouri limited liability company (the "Buyer"), and L.B. Foster Company, a Pennsylvania corporation (the "Seller"). Capitalized terms are defined in
Article I.

                                    RECITALS

A. The Seller is in the business of among other things, applying fusion bonded epoxy coating to 8" through 24" steel pipe (the "Coating Business"), and owns certain pieces of equipment in connection with the Coating Business;

B. Contemporaneously with this Agreement, the Buyer is entering into that certain Lease Agreement with LaBarge Realty, LLC ("Realty"), dated as of July 31, 2003, pursuant to which the Buyer will lease from Realty certain land and buildings in Channel View, Texas for the purpose of constructing a facility (the portion of the building in which the Equipment shall be located, having been previously identified by the Buyer, is herein referred to as the "Plant") to engage in the business of, among other things, applying fusion bonded epoxy coating to 8" through 42" steel pipe in 65' maximum lengths (the "New Coating Business");

C. The Buyer desires to purchase from the Seller the Equipment (as defined below), on the following terms and conditions; and

D. The Seller desires to sell to the Buyer the Equipment, on the following terms and conditions.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants, representations, warranties, conditions, and agreements hereinafter expressed, the Parties agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

1.1  Definitions.  The following words shall have the meaning given them in this
Section 1.1;

"Additional Consulting Services" has the meaning set forth in Section 7.3(d).

"Additional Renovations" has the meaning set forth in Section 7.1(d).

"Bill of Sale" has the meaning set forth in Section 2.7(b).

"Buyer" has the meaning set forth in the first paragraph hereof.

"Buyer Indemnified Persons" has the meaning set forth in Section 10.1.
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"Closing" means the consummation of the transactions contemplated by this
Agreement to be completed on the Closing Date.

"Closing Date" means August 8, 2003, or such other date as the Parties may agree.

"Closing Payment" has the meaning set forth in Section 2.6(a).

"Coating Business" has the meaning set forth in the Recitals.

"Code" means the Internal Revenue Code of 1986, as amended.

"Completion Date" has the meaning set forth in Section 7.2(d).

"Completion Notice" has the meaning set forth in Section 7.2(d).

"Consideration" has the meaning set forth in Section 2.3(a).

"Consulting Services" has the meaning set forth in Section 7.3(a).

"Contract" means any contract, agreement, lease, indenture, mortgage, deed of trust, evidence of indebtedness, binding commitment or instrument, open purchase order, or offer, whether written or oral, express or implied.

"Environmental Law" means any Law as amended relating to the protection of health from environmental factors or protection of the environment, including without limitation: the Clean Air Act, the Federal Water Pollution Control Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Toxic Substance Control Act, the Hazardous Materials Transportation Act, the National Environmental Policy Act, any comparable state or foreign law, and the common law, including the law of nuisance and strict liability, as such common law relates to the condition of the environment.

"Environmental Liability" means any and all liability, claim, demand (without limitation, claims or demands alleging personal injury, property damage, or trespass), obligation, cause of action, accusation, allegation, order, violation, damage, loss, cost, expense, injury, judgment, penalty, or fine alleged by any third party (including, without limitation, any private party or governmental entity), arising out of, relating to, or resulting from, directly or indirectly, in whole or in part, the presence, disposal, treatment, storage or Release of Hazardous Materials on or before Closing in, on, under, or migrating from the Environmental Property. This liability includes any cost of removing or disposing of any Hazardous Materials, any cost of enforcement, cost of investigation and/or remedial action, and any other cost or expense whatsoever, including, without limitation, reasonable attorneys', accountants', engineers', and consultants' fees and disbursements, interest, and medical expenses related or relating to the presence, disposal, treatment, storage or Release of Hazardous Materials in, on, under, or migrating from the Environmental Property.

"Environmental Property" means any assets or property owned, leased, operated or used by the Seller.

"Equipment" means the plant equipment set forth on Schedule 1.1(a).

"Final Payment" has the meaning set forth in Section 2.8.

"Guaranty" means the Guaranty and Suretyship Agreement to be executed by LaBarge Pipe & Steel Company and delivered by the Buyer to the Seller on the Closing Date, in substantially the form of Exhibit A attached hereto.

"Government" means the United States of America, any federal, bilateral or multilateral governmental authority, state, any possession, territory, local, county, district, city or other governmental unit or subdivision, and any branch, entity, agency, or judicial body of any of the foregoing.

"Hazardous Materials" means pollutants, contaminants, hazardous substances, hazardous chemicals, toxic substances, hazardous wastes, infectious wastes, radioactive materials, petroleum including crude oil or any fraction thereof, asbestos containing material, lead, mold or solid wastes or other hazardous materials, including without limitation those defined in any Environmental Law.

"Indemnified Losses" has the meaning set forth in Section 10.1.

"IRS" means the United States Internal Revenue Service.

"Installation Contractor" has the meaning set forth in Section 7.2(a).

"Installation Work" has the meaning set forth in Section 7.2(a).

"Landlord Waiver" shall mean the agreement substantially in the form of Exhibit
B.

"Law" means any statute, law, ordinance, decree, order, injunction, rule, directive, or regulation of any Government or quasi-governmental authority, and includes rules and regulations of any regulatory or self-regulatory authority compliance with which is required by Law.

"Liabilities" means liabilities and/or obligations, whether or not required to be reflected on the financial statements of a company, including without limitation Environmental Liabilities.

"Lien" means any lien, security interest, mortgage, indenture, deed of trust, pledge, charge, adverse claim, restriction or other encumbrance.

`Losses" has the meaning set forth in Section 10.1.

"Modifications" means those modifications to the Equipment set forth on Schedule 1.1(b), which are necessary for the Equipment to successfully coat 8" through 42" x .625 carbon steel pipe with fusion bonded epoxy as of the Completion Date.

"Modified Equipment" means the Equipment as modified by the Modifications.

"New Coating Business" has the meaning set forth in the Recitals.

"Notice to Proceed" has the meaning set forth in Section 7.1(b).

"Party" means the Buyer or the Seller, and "Parties" means both of them.

"Plant" has the meaning set forth in the Recitals.

"Plant Approval Process" has the meaning set forth in Section 7.3(b).

"Records" has the meaning set forth in Section 6.3.

"Release" includes any and all releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting escaping, leaching, disposing, dumping, and any other means by which any Hazardous Material or other substance may be introduced into or travel through the environment.

"Renovations" has the meaning set forth in Section 7.1(b).

"Rough-In Plan" has the meaning set forth in Section 7.1(b).

"Security Agreement" means the agreement substantially in the form of Exhibit C.

"Seller" has the meaning set forth in the first paragraph hereof.

"Seller Indemnified Persons" has the meaning set forth in Section 10.2.

"Specifications" has the meaning set forth in Section 3.5(a).

"Taxes" means all taxes, charges, fees, levies, or other like assessments, including without limitation, all federal, possession, state, city, county and foreign (or governmental unit, agency, or political subdivision of any of the foregoing income, profits, employment (including Social Security, unemployment insurance and employee income tax withholding), franchise, gross receipts, sales, use, transfer, stamp, occupation, property, capital, severance, premium, windfall profits, customs, duties, ad valorem, value-added and excise taxes; Pension Benefit Guaranty Corporation premiums and any other governmental charges of the same or similar nature; and all penalties, additions to tax and interest relating to any such taxes, premiums or charges. Any one of the foregoing Taxes shall be referred to sometimes as a "Tax."

"Tax Returns" means all returns, reports, estimates, declarations, claims for refund, information returns or statements relating to, or required to be filed in connection with any Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                                   ARTICLE II
                         PURCHASE AND SALE OF EQUIPMENT

2.1 Equipment.

(a) Upon the terms and subject to the conditions of this Agreement, on the Closing Date, the Parties shall undertake to perform their obligations under this Agreement, including without limitation those obligations set forth in Sections 7.1 and 7.2, to the extent that such obligations are required to be performed prior to the Completion Date.

(b) Upon the terms and subject to the conditions of this Agreement, on the Completion Date, the Seller shall sell and deliver to the Buyer and the Buyer shall purchase and accept from the Seller, free and clear of all Liens, all of the Seller's right, title and interest to and in all of the Modified Equipment.

(c) NEITHER THE BUYER NOR ANY AFFILIATE OF THE BUYER ASSUMES OR AGREES TO BECOME LIABLE FOR OR SUCCESSOR TO ANY LIABILITIES OR OBLIGATIONS WHATSOEVER, LIQUIDATED OR UNLIQUIDATED, KNOWN OR UNKNOWN, CONTINGENT OR OTHERWISE, WHETHER OF THE SELLER, ANY PREDECESSOR THEREOF, OR ANY OTHER PERSON. NO OTHER STATEMENT IN OR PROVISION OF THIS AGREEMENT AND NO OTHER STATEMENT, WRITTEN OR ORAL, ACTION, OR FAILURE TO ACT INCLUDES OR CONSTITUTES ANY SUCH ASSUMPTION OR AGREEMENT, AND ANY STATEMENT TO THE CONTRARY BY ANY PERSON IS UNAUTHORIZED AND HEREBY DISCLAIMED.

2.2 Installation. Modification and Services. Pursuant to Article VII of this Agreement, the Seller agrees to (i) install and modify the Equipment and (ii) provide consulting services to the Buyer to assist the Buyer in commencing and operating the New Coating Business.

2.3 Consideration and Allocation.

(a) The consideration that the Buyer shall pay the Seller for the Equipment, the obligations of the Seller as set forth in Article VII and other rights of the Buyer hereunder shall be $2,350,000, plus other good and valuable consideration set forth in this Agreement (the "Consideration), payable as follows:

(i) $600,000 in cash on the Closing Date, as set forth in Section 2.6; and

(ii) $1,750,000 in cash on the Completion Date, as set forth in Section 2.8.

(b) The Parties agree that $1,350,000 shall be allocated to the Equipment and $1,000,000 shall be allocated to the installation and modification of the Equipment and certain of the services as set forth in Article VII.

2.4 Closing. The Closing shall take place at such time and place as the Parties may agree.

2.5 Deliveries of the Seller at Closing. Prior to or simultaneously with the Closing, the Seller shall deliver or cause to be delivered to the Buyer;

(a) all consents and approvals from Governments and third parties, under Contracts or otherwise, as set forth on Schedule 3.1(d) necessary to insure that the Buyer will continue to have the same full rights with respect to the Equipment as the Seller had immediately prior to the consummation of the transaction contemplated hereunder;

(b) all Records as of the Closing Date;

(c) a certificate of an officer of the Seller in accordance with Section 9.1;

(d) a receipt for the Closing Payment; and

(e) the Security Agreement, duly executed by the Seller.

2.6 Deliveries of the Buyer at Closing. At the Closing, the Buyer shall deliver or cause to be delivered to the Seller:

(a) $600,000 by wire transfer in accordance with the wire transfer instructions set forth on Schedule 2.6 to the Seller (the "Closing Payment");

(b) an exemption certificate in substantially the form of Exhibit D, duly executed by the Buyer;

(c) a certificate of an officer of the Buyer in accordance with Section 8.1;

(d) the Guaranty, duly executed by LaBarge Pipe & Steel Company

(e) the Landlord's Waiver;

(f) the Security Agreement, duly executed by the Buyer; and

(g) Certified Resolutions of the Board of Directors of LaBarge Pipe & Steel Company authorizing the execution of the Guaranty.

2.7 Deliveries of the Seller on the Completion Date. On the Completion Date, the Seller shall deliver or cause to be delivered to the Buyer:

(a) all Records created since the Closing Date; and

(b) a bill of sale with respect to the Modified Equipment in the form of Exhibit E attached hereto (the "Bill of Sale"), duly executed by the Seller.

Within two (2) business days following the Completion Date, the Seller shall deliver a written release of its security interest in the Modified Equipment, dated as of the Completion Date, to Enterprise Bank, 3890 S. Lindbergh Blvd., Sunset Hills, Missouri 63127, Attention: Chris Collins, with copy to Husch & Eppenberger, LLC, 190 Carondelet Plaza, Suite 600, Clayton, Missouri 63105,
Attention:  Edward  J.  Lieberman,  Esq.,  and to the Buyer in  accordance  with
Section 11.1.

2.8 Deliveries of the Buyer on the Completion Date. On the Completion Date, the Buyer shall deliver or cause to be delivered to the Seller $1,750,000, by wire transfer in accordance with the wire transfer instructions set forth on Schedule
2.6 to the Seller (the "Final Payment").

2.9 Ownership Rights. The Buyer shall have no right, title, or interest whatsoever to the Equipment or the Modified Equipment until the Final Payment has been made to the Seller. The Buyer shall not create, or permit to exist, any Lien with respect to the Equipment or the Modified Equipment, except for Liens in favor of the Seller.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby makes the following representations and warranties, each of which is true and correct on the date hereof and shall survive the Closing Date and the transactions contemplated hereby to the extent set forth herein.

3.1      Corporate Existence and Power.

(a) The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania.

(b) The Seller has the corporate power and authority to own, lease and use its assets and to transact its business, and holds all authorizations, franchises, licenses and permits required therefor and all such authorizations, franchises, licenses and permits are valid and subsisting.

(c) The Seller has the corporate power to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

(d) The Seller is not subject to or bound by any Contract, Lien, or Law, nor any provision of any Government permit, franchise, or license or any provision of its certificate of incorporation or its bylaws, that would (i) be breached or violated or the obligations thereunder accelerated or increased (whether or not with notice or lapse of time or both) by the execution, delivery or performance by the Seller of this Agreement, or (ii) prevent the carrying out of the transactions contemplated hereby. Except as set forth on Schedule 3.1(d), no waiver or consent of any third person or governmental authority is required for the Seller's execution of this Agreement or the Seller's consummation of the transactions contemplated hereby. The consummation of the transactions contemplated hereby will not result in the creation of any Lien against the Seller or upon any of the Equipment.

3.2 Valid and Enforceable Agreement Authorization. This Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller, in accordance with its terms. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized, approved and ratified by all necessary action on the part of the Seller. Pursuant to such authorization, the Seller has full authority to enter into and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

3.3 Undisclosed Liabilities. There are no Liabilities of the Seller related to the Equipment of any nature that will become the obligation of the Buyer, whether absolute, contingent or otherwise, and there is no reasonable basis for any claim against the Seller for any of the Seller's Liabilities, that will become the responsibility of the Buyer as a result of the transactions contemplated by this Agreement.

3.4 Equipment. The Seller has good and marketable title and is the sole and exclusive owner of all right, title and interest in and to all of the Equipment, free and clear of all Liens, leases, options, covenants, conditions, agreements, claims, restrictions and other encumbrances of every kind, and there exists no restriction on the use or transfer of the Equipment. None of the Equipment is in the possession of others or held by the Seller on consignment.

3.5 Sufficiency of Equipment

(a) The Modified Equipment, after installation at the Plant, will be, as of the Completion Date, capable of coating 8" through 42" x .625 steel pipe in maximum 65' lengths, under normal operating conditions, equal to or greater than the quality outlined in the coating specifications set forth in Section 12 of
Schedule 3.5a (the "Specifications") if the Plant meets all of the criteria set forth on Schedule 3.6. The Seller understands and agrees that the Specifications are intended to set forth desired performance characteristics and requirements only, and ate not intended to and shall not be deemed to constitute a design for any Modified Equipment.

(b) Except as set forth on Schedule 3.1(d). no consent or permit from any third party is necessary to transfer the Equipment, and there exists no restriction on the transfer of the Equipment or the consummation of the transactions contemplated hereby. There exists no condition, restriction or reservation affecting the title to or utility of the Equipment which would prevent the Buyer from using the Equipment, or any part thereof, to the same extent that the Seller could continue to do so if the transactions contemplated hereby did not take place, subject to the Buyer obtaining all required permits.

3.6 Sufficiency of Modifications and Plant Criteria. The Seller has prepared and provided to the Buyer Schedule 1.1(b) and Schedule 3.6. The Modifications set forth on Schedule 1.1(b) and the plant criteria for the coating line, coating removal station and powder room only set forth on Schedule 3.6 constitute all of the modifications to the Equipment and all of the plant criteria for the coating line, coating removal station and powder room required for the Buyer to coat 8" through 42" x .625 pipe in maximum 65' lengths under normal operating conditions equal to or greater than the quality set forth in the Specifications, if the procedures and specifications in Schedule 3.5(a) are followed in all material respects; provided, however, that the Seller shall have no liability or responsibility whatsoever for latent conditions in the Plant and, except as set forth in Section 7.1, the Seller shall have no responsibility or liability whatsoever with respect to any advice, assistance or information which the Seller may provide in connection with the Buyer's determination as to what Renovations are required.

3.7 Use and Condition of Equipment Subject to the Modifications, the Equipment is in good operating condition and repair, subject to ordinary wear and tear, as reasonably required for its use as presently conducted or planned by the Seller, conforms, except as set forth in Schedule 3.7. to all applicable Laws, and contains no Hazardous Materials, and no notice of any violation of any Law, including Environmental Laws, or relating to any of such Equipment has been received by the Seller from any Government except such as have been fully complied with.

3.8 Birmingham Approvals and Permits. Schedule 3.8 sets forth the approvals, permits, qualifications and certifications obtained by the Seller with respect to its Birmingham, Alabama coating operations.

3.9 Disclosure. No representation or warranty by the Seller in this Agreement or any Schedule referred to herein or in any agreement to be delivered hereunder, and no statement, certificate, or other information furnished to the Buyer by or on behalf of the Seller pursuant hereto or thereto contains any untrue statement of a material fact or any omission of a material fact necessary to make the respective statements contained herein and therein, in the light of the circumstances under which the statements were made, not misleading.

3.10 Brokers. Finders. No finder, broker, agent, or other intermediary, acting on behalf of the Seller is entitled to a commission, fee, or other compensation or obligation in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF BUYER

The Buyer and LaBarge Pipe & Steel Company, and LaBarge Realty, LLC with respect to Section 4.1(f) only, hereby, jointly and severally, make the following representations and warranties to the Seller, and each of which is true and correct on the date hereof and shall survive the Closing Date and the transactions contemplated hereby to the extent set forth herein.

4.1      Existence and Power: Authorization.

(a) The Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Missouri.

(b) The Buyer has the corporate power and authority to own, lease and use its assets and to transact the business in which it is engaged, and holds all material authorizations, franchises, licenses and permits required therefor and all such authorizations, franchises, licenses and permits are valid and subsisting. The Buyer is duly licensed or qualified to do business as a foreign limited liability company and is in good standing in each jurisdiction where such license or qualification is required, except for jurisdictions where the failure to be so qualified would not have a material adverse effect on its business or operations.

(c) The Buyer has the power to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

(d) This Agreement constitutes a legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally or by equitable principles, whether applied in a court of law or equity.

(e) The Guaranty shall constitute a legal, valid and binding obligation of LaBarge Pipe & Steel Company enforceable against LaBarge Pipe & Steel Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally or by equitable principles, whether applied in a court of law or equity.

(f) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized, approved and ratified by all necessary action on the part of the Buyer and, with respect to the Guaranty, by all necessary action on the part of LaBarge Pipe & Steel Company and, with respect to the Landlord's Waiver, by all necessary actions on the part of LaBarge Realty, LLC. Pursuant to such authorization, the Buyer has fill authority to enter into and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

(g) The Buyer has received all waivers or consents of third persons or governmental authorities required for the Buyer's execution of this Agreement or the consummation of the transactions contemplated hereby.

4.2 Brokers. Finders. No finder, broker, agent, or other intermediary, acting on behalf of the Buyer, is entitled to a commission, fee, or other compensation or obligation in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby.

4.3 Financial Statements. The financial statements for December 31,
2002 and 2001 delivered by the Buyer to the Seller on or about July 21, 2003 are true and correct financial statements of LaBarge Pipe & Steel Company which fairly present the financial condition of LaBarge Pipe & Steel Company in all material respects.

                                   ARTICLE V
                        COVENANT NOT TO COMPETE: NO HIRE

5.1 The Buyer's Covenant Not to Compete. The Buyer hereby agrees that for a period of five years following the Completion Date, neither the Buyer nor any affiliate of the Buyer, shall bid on any steel pipe coating projects involving five miles or more of steel pipe (in a single job or in a complete project) if any such project would result in the Buyer utilizing the Equipment to provide coating services to American Cast Iron Pipe Company. Notwithstanding anything to the contrary in this Section 5.1 and for the avoidance of doubt, nothing in this
Section 5.1 shall prohibit the Buyer from bidding on and/or accepting production work from third parties that have purchased pipe from American Cast Iron Pipe Company; provided that~~ any such transaction between a third party and American Cast Iron Pipe Company is complete and not contingent upon the procurement of coating services and the Seller consents to such transaction, which consent may not be unreasonably withheld.

5.2 The Seller's Covenant Not to Compete. The Seller hereby agrees that for a period of five years following the Completion Date, the Seller shall not construct or operate, whether for itself or a third party, a fusion bonded epoxy coating plant within 150 miles of Channel View, Texas.

5.3 No Hire. The Buyer and the Seller agree that, for a period commencing on the date of this Agreement and endingS years after the Completion Date, neither party shall employ or solicit for employment any of the employees of the other party, without the prior written consent of the other party.

                                   ARTICLE VI
                      ADDITIONAL COVENANTS OF THE PARTIES

6.1 Confidentiality. Except to the extent deemed by the Seller to be necessary or appropriate pursuant to applicable law, the Seller shall not publicly disclose (a) the consideration paid by the Buyer to the Seller for the Consulting Services or the Additional Consulting Services or (b) the nature and scope of the Consulting Services or the Additional Consulting Services.

6.2 Taxes.

(a) The Seller and the Buyer shall each be responsible for 50% of all applicable Taxes, including but not limited to sales, use, value-added, gross receipts, registration, stamp duty or other similar transfer Taxes, that are, or become, due or payable as a result of the sale, conveyance, assignment, transfer or delivery of the Equipment hereunder, whether levied on the Buyer, the Equipment or the Seller. The Buyer will prepare and file the necessary Texas Department of Revenue forms to obtain an exemption from the imposition of the Texas sales Tax on the sale of Equipment hereunder. The Seller shall prepare, subject to the Buyer's reasonable approval, and file any Tax Returns required in respect of such Taxes.

(b) All Taxes, including but not limited to personal property, ad valorem and any other local or state Taxes relating to the Equipment, which shall be accrued but unpaid as of the Closing Date, or which shall be paid as of the Closing Date but relate in whole or in part to periods after the Closing Date, shall be prorated to the Closing Date. Any such prorated Taxes, which ultimately may be assessed after the Closing Date, shall be paid by the Seller to the Buyer or the Buyer to the Seller, as the case may be, within thirty (30) days of such determination.

(c) The Seller and the Buyer each agrees to furnish or cause to be furnished to the other, upon reasonable request, as promptly as practicable, such information and assistance (including access to books and records) relating to the Equipment as is reasonably necessary for the preparation of any Tax Return for Taxes, claims for refund or audit or prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment of Taxes paid.

(d) The Buyer, upon request, shall use its reasonable efforts to provide or obtain from any taxing authority any certificate or other document necessary to mitigate, reduce or eliminate any Taxes (including additions thereto or interest and penalties thereon) that otherwise would be imposed with respect to the transactions contemplated in this Agreement.

6.3 Delivery of Records. On the Closing Date, the Seller shall deliver to the Buyer all records in the Seller's possession relating to the Equipment and the Modifications maintained by the Seller prior to the Closing Date, including without limitation all warranties, if any, maintenance records, production time records and spare parts records (the "Records"); provided, however, that Seller may retain copies of such records. On the Completion Date, the Seller shall deliver to the Buyer all Records in the Seller's possession related to the Modified Equipment created since the Closing Date; provided, however, that Seller may retain copies of such records.

6.4 Further Assurances. From and after the Closing, the Buyer and the Seller shall cooperate reasonably with each other in connection with any steps required to be taken as part of their respective obligations under this Agreement and shall (a) furnish upon request to each other such further information, (b) execute and deliver to each other such other documents and (c) do such other acts and things, all as may be reasonably necessary to make effective the transactions contemplated hereby.

6.5 Maintenance and Insurance of Equipment: No Sale. Between the execution of this Agreement and the Closing Date, the Seller shall (i) maintain adequate insurance with respect to the Equipment, in such amounts and against such risks and losses as are generally maintained with respect to comparable companies and properties and (ii) not sell or otherwise transfer or dispose of any of the Equipment.

6.6 Seller's Warranty.

(a) The Seller warrants to the Buyer that the work and materials furnished as part of the Installation Work will be of good quality and that the Installation Work will be free from any defects or deficiencies in workmanship or materials (ordinary wear and tear excepted) subject to the limitations in this Section 6.6.

(b) The Seller represents and warrants to the Buyer that the used components of the Modified Equipment shall be free from failure (ordinary wear and tear excepted) under ordinary usage and with appropriate maintenance for a period of 180 days after the Completion Date; provided, however, iS the Seller's sole obligation and exclusive liability shall be to repair and/or replace, at the Seller's option, Modified Equipment which (ordinary wear and tear excepted) so fails under ordinary usage and with proper maintenance, within said 180 day period.

(c) With respect to new components of Modified Equipment, the Buyer shall have and shall only have such warranty rights as were obtained from the original manufacturer of such New Modified Equipment; the Seller shall devote reasonable commercial efforts to insure that any such warranty rights are assigned to the Buyer.

(d) Installation Work not conforming to these requirements, including substitutions not properly approved and authorized, shall be considered defective. The Seller's warranties do not cover damage or failure of materials to the extent caused by any abuse, modification, improper or insufficient maintenance or improper operation by the Buyer. If required by the Buyer, the Seller shall furnish satisfactory evidence as to the kind and quality of work and materials to be furnished in the performance of the Installation Work.

(e) All manufactured articles, materials, and components of the Installation Work shall be stored, applied, installed, tested, connected, erected, used, cleaned and conditioned by the Seller or the Installation Contractor as directed, if such directions are known to the Seller or the Installation Contractor, by the applicable manufacturer unless otherwise agreed to by the Buyer in writing.

(f) All warranties provided in this Section 6.6 shall survive any termination of this Agreement by the Buyer due to the breach of this Agreement by the Seller.

(g) If the Buyer discovers defective work, materials or Equipment within the 180 day period described in Section 6.6(b), the Buyer shall promptly notify the Seller and the Seller shall thereafter, or shall cause the Installation Contractor to thereafter, repair or replace, at the Seller's option, any such defective work or Equipment promptly and without cost or charge to the Buyer. If the Seller fails to so repair or replace any such defective work or Equipment, the Seller shall be responsible for all costs and expenses paid by the Buyer to third parties in order to repair or replace any such defective work. The remedies in this Section 6.6(~ shall be the Buyer's exclusive remedies for defective work, materials or Equipment; provided, however, that Buyer's remedies also shall be subject to the limitations in Section 10.1(a).

6.7 Harris County Permits. Prior to the Completion Date, the Buyer and the Seller mutually agree to work together, and with the representatives of each of them, in good faith to determine, and to obtain, all approvals, permits, qualifications and certifications required to be obtained by the Buyer in order for the Buyer to lawfully conduct the New Coating Business in Harris County, Texas; provided, however, that~ the Buyer agrees that it is solely responsible for ensuring that all such required approvals, permits, qualifications and certifications are in fact obtained and the Buyer shall pay all costs associated with activities contemplated within this Section 6.7. The Seller further agrees to review any list of criteria provided by the Buyer, or by the Buyer's representative, related to any such required approvals, permits, qualifications and certifications, and, to the extent known to the Seller and related to the Modified Equipment, to identify and disclose to the Buyer any issues, problems, or impediments to the Buyer obtaining any such required approvals, permits, qualifications and/or certifications.

                                  ARTICLE VII
                    INSTALLATION, MODIFICATIONS AND SERVICES

7.1 The Plant.

(a) The Buyer shall provide the Plant in which the Equipment will be installed, including the connection, hook-up and operational costs of all utilities, including gas, electric and water. The Buyer shall also supply and be responsible for the installation of all auxiliary, maintenance and support facilities necessary to conduct the New Coating Business. The Plant shall be reasonably satisfactory to the Seller and shall meet all of the requirements set forth on Schedule 3.6, which includes among other things the requirements and specifications for all auxiliary, maintenance and support facilities.

(b) Except as otherwise provided herein, the Buyer shall be responsible for the procurement, costs and expenses of any renovations, repairs, upgrades, pipe couplings, spare parts or other changes with respect to the coating line, coating removal station and powder room ("Renovations") required in order for the Plant to meet the criteria set forth on Schedule 3.6. The Seller has provided the Buyer with a rough-in plan which includes all rough-in locations and connections for the Modified Equipment to be installed (the "Rough-In Plan"), which Rough-In Plan is attached hereto as Schedule 7.1(b). The Rough-In Plan fixes and describes for each component of the Modified Equipment details pertaining and relevant to the requirements for its installation and location and its connection to and relationship with any other equipment, systems or utilities within the Plant that are to be connected to or used with the Modified Equipment, in sufficient detail to allow those persons or entities responsible to construct the Plant to do so in a manner that properly accommodates the location and installation of the Modified Equipment. In this regard, the Seller and the Buyer acknowledge that if the rough-in locations are commenced or set without proper coordination by the Seller, or the Installation Contractor, and the Buyer, these locations may not be adequate or appropriate to fit the installation of the Modified Equipment pursuant to this Agreement and may result in additional costs and/or time should they need to be changed. Upon the Buyer completing a sufficient portion of the Renovations, including obtaining all required permits (including, without limitation, construction, environmental and operating permits), so that the Seller can proceed, without hindrance; interference, obstruction or delay, with the Installation Work, as defined in Section 7.2(a), the Buyer shall notify the Seller in writing to proceed with the Installation Work (the "Notice to Proceed"). The Buyer shall devote all reasonable commercial efforts to enable the Buyer properly to provide the Notice to Proceed as soon as reasonably possible.

(c) Based on the criteria set forth in Schedule 3.6 and the Rough-In Plan, the Buyer will develop, or cause to be developed, construction plans to be used in connection with the Renovations. Prior to commencement of the Renovations, the Seller shall review and approve in writing the scope and adequacy of the Buyer's construction plans, including, but not limited to, the accuracy of the construction plans with respect to the Rough-In Plan. For the avoidance of doubt, c(i) the Seller shall not be required to provide written approval of the scope and adequacy of the Buyer's construction plans until the Seller is reasonably satisfied with the construction plans and (ii) the Buyer shall not be obligated to commence the Renovations until the Seller has provided its written approval of the scope and adequacy of the construction plans; provided, however, that in the event that the approval process of the construction plans delays the commencement of the Renovations to the extent that the Buyer is reasonably unable to complete the Renovations in accordance with Section 7.1(b), the parties agree that the deadlines set forth in this Section 7.1 and in Section
7.2 shall be equitably extended.

(d) In the event that additional renovations, repairs, upgrades or other changes to the coating line, coating removal station or powder room within the Plant, which were not included in the construction plans approved by the Seller prior to the Renovations, are required following the completion of the Renovations in order for the Modified Equipment to be capable of coating 8" through 42" x .625 pipe in maximum 65' lengths under normal operating conditions equal to or greater than the quality set forth in the Specifications, if the procedures and specifications in the Specifications are followed in all material respects ("Additional Renovations'), the Seller, subject to the proviso below, shall be solely responsible for the procurement, costs and expenses of such Additional Renovations provided, however, that the Buyer shall be solely responsible for any additional costs attributable to latent conditions as of the time that the Buyer's construction plans are provided to the Seller, including without limitation application of the Rough-In Plan provided by the Seller. Under no circumstances shall the Seller have any responsibility or liability for the overall condition or suitability of the Plant and the Seller's sole responsibility, to the limited extent set forth herein, shall relate to the coating line, coating removal station or powder room within the Plant being adequate for the installation and operation of the Modified Equipment.

7.2  Installation of and Modifications to the Equipment.

(a) The Seller shall be solely responsible for the installation of the Equipment in the coating line, coating removal station and powder room within the Plant, the completion of the Modifications, obtaining all permits required for the Installation Work, if any, and all costs and expenses attributable thereto (the "Installation Work"); provided, however, that the Buyer shall be responsible, at the Buyer's expense, for obtaining all permits required for the Renovations or the operation of the Plant. The Seller shall be entitled to use such contractors as the Seller reasonably deems suitable (the "Installation Contractor") and the Seller undertakes to enter into an agreement with such Installation Contractor in connection with the Installation Work to ensure that, on the Completion Date, the Modified Equipment is free and clear of all Liens.

(b) The Seller shall, or shall cause the Installation Contractor to, keep the Plant free from accumulation of waste materials or rubbish caused by the Seller's or the Installation Contractor's operations. At the completion of the Installation Work, the Seller shall, or shall cause the Installation Contractor to, remove all such waste materials and rubbish from and about the Plant as well as all of their respective tools, installation, construction equipment, machinery and surplus materials brought to the Plant by the Seller or the Installation Contractor. The Seller shall, or shall cause the Installation Contractor to, keep the Plant free of improperly stored or unattended combustible materials attributable to the Seller or the Installation Contractor's operations. If the Seller, or the Installation Contractor, fails to clean up its own work and work areas at the completion of the Installation Work, the Buyer may do so and the Seller shall be liable for the Buyer's reasonable out-of-pocket costs incurred in doing so. The Seller shall have no responsibility for waste, rubbish or other materials associated with the Renovations or any activities of the Buyer or the Buyer's representatives.

(c) The Buyer agrees to cooperate with the Seller and Installation Contractor in connection with the Installation Work and shall provided Seller with all required and appropriate reasonable access to the Plant and related real estate for the purpose of accomplishing the Installation Work. The Buyer shall not permit its employees or any third parties to interfere with the Installation Work of the Seller and/or the Installation Contractor; provided, however, that, insofar as it does not interfere with the work of the Seller or the Installation Contractor, the Buyer's plant manager and other designees shall be permitted to observe the Installation Work, discuss the Installation Work with the Seller and/or the Installation Contractor, and take other reasonable steps necessary to understand the Installation Work and its relationship to the New Coating Business. In addition, during the Installation Work, the Seller agrees to provide the Buyer with weekly updates about the Installation Work via reasonable means of communication such as written reports, telephone conferences and/or meetings. Notwithstanding anything to the contrary contained in this Section 7.2(c), the Parties understand and agree that the Renovations, or a portion thereof, may occur simultaneously with the Installation Work and the Seller and the Buyer shall be jointly responsible for coordinating their activities so as to avoid any delay or interference with the Installation Work, it being agreed that, in the event of conflict, the Buyer will be obliged to perform its work in a manner which will not impede or render more costly the Seller's performance of the Installation Work.

(d) After the substantial completion of the Installation Work, the Seller shall provide written notice to the Buyer that such obligations have been substantially fulfilled (the "Completion Notice'). Within 7 days of receipt of the Completion Notice, the Buyer and/or the Buyer's designee shall inspect the Installation Work. The Installation Work shall be deemed to be complete when ITI, or if it is not available, Hardy & Neil or, if it is not available, Dale Temple Associates, confirms that the Modified Equipment has coated (to a 14 mils minimum thickness using new 3M6233 coating and 30 mils minimum thickness using ARO Coating #3M6352) 500 feet of steel pipe (42" x .625") in 40' maximum lengths and 500 feet of steel pipe (12" x .250") in 65' maximum lengths in accordance with the Specifications and produces positive results in a 48-hour CDT test (the "Completion Date"). The Buyer shall be responsible for providing all permits, personnel, pipe, material and supplies needed to conduct the tests. The Buyer shall be obliged to ensure that such inspection(s) occur as soon as possible following receipt of the Completion Notice. The Seller shall have the option to provide selected personnel and to operate the Modified Equipment during any such test(s). The review, inspection or acceptance of the Installation Work by the Buyer or the Buyer's designee is intended only to determine whether, at the time of such inspection, review or acceptance, the performance of the Modified Equipment complies with the Specifications. No such review, inspection or acceptance, and no failure by the Buyer or the Buyer's designee to observe, discover or otherwise notice any defect or deficiency in the Modified Equipment, shall affect, diminish or relieve the Seller of its responsibilities to the Buyer under this Agreement.

(e) Notwithstanding anything to the contrary contained in Section 7.2(d), if the Completion Date does not otherwise occur or is delayed principally because of the Buyer's failure to discharge any of its obligations under this Agreement, unless otherwise agreed in writing by both Parties, the Final Payment shall become due and payable on the 180th, day after Closing; provided, however, the Seller shall remain obligated to complete the Installation Work in good faith. The Completion Date shall be equitably extended upon the occurrence of any act of God, or other event beyond the reasonable and direct control of the Seller or the Buyer, including, without limitation, any delay by the designated inspector in confirming that the Modified Equipment meets the Specifications.

(0 All guarantees or warranties of equipment or materials furnished to the Seller or the Installation Contractor by any manufacturer or supplier of any components, parts, equipment or other items that are part of or incorporated into the Installation Work shall be deemed to run to the benefit of, and are, to the extent assignable, hereby assigned to, the Buyer.

7.3 Consulting Services.

(a) The Seller shall make available to the Buyer for 180 days after the Completion Date (i) up to 160 hours of consulting advice from the Installation Contractor (or a reasonable substitute); (ii) subject to his or her availability as reasonably determined by the Seller, up to 80 hours of consulting advice from the plant manager of the Seller's Birmingham, Alabama, facility (or a reasonable substitute); and (iii) up to 25 sales calls to current or prospective customers in conjunction with the Plant Approval Process (as defined below) (the "Consulting Services'). The Parties agree that work at the Seller's

Birmingham, Alabama, plant shall have reasonable priority over the Buyer's requests for Consulting Services. The Seller, however, agrees that any work to be performed by the Seller or the Installation Contractor pursuant to Section
6.6 of this Agreement, or otherwise required to correct any failure of the Modified Equipment to conform to the requirements of this Agreement or to correct any breach of this Agreement by the Seller or the Installation Contractor, shall not be credited towards the maximum hours of Consulting Services set forth in this Section 7.3(a). In connection with such Consulting Services under this Section 7.3(a), the parties shall follow the notification and response procedures set forth on Schedule 7.3 hereto.

(b) The Consulting Services shall be designed to, among other things, (i) provide the Buyer with policies, procedures (including but not limited to proper maintenance procedures) and quality control manuals that are similar to those currently utilized by the Seller at its Birmingham, Alabama, Coating Business;
(ii) assist the Buyer with hiring and training a quality control manager and plant manager for the Plant; (iii) assist the Buyer in connection with general operating issues relating to the Plant and the New Coating Business, including, but not limited to, the development of appropriate production control and accounting systems; and (iv) assist the Buyer with obtaining all necessary approvals, permits, qualifications and certifications, including without limitation those approvals, permits, qualifications and certifications set forth on Schedule 3.8, from its major customers (the "Plant Approval Process") and as required by Law or any Government

(c) The Consulting Services shall be provided without charge to the Buyer; provided that the Buyer shall reimburse the Seller, or the Seller's designee, for reasonable out-of-pocket expenses for travel, meals, and lodging in connection with the Consulting Services.

(d) Following the earlier of (1) the Seller's provision of the maximum hours of Consulting Services, as set forth in Section 7.3(a), and (ii) the expiration of 180 days from the Completion Date, the Seller agrees, to provide to the Buyer upon request additional consulting services as the kind set forth in this
Section 7.3 (the "Additional Consulting Services') in accordance with the notification and response procedures set forth on Schedule 7.3. The Additional Consulting Services shall be provided at the rate of $200 per hour, plus reasonable out-of-pocket expenses for travel, meals and lodging, In no event shall the Seller be required to provide the Buyer with Additional Consulting Services after the expiration of one year from the Completion Date.

(e) No warranty or guaranty whatsoever is made as to the adequacy of the consulting services to be provided herein and no warranty whatsoever is made that such consulting services will, to any extent, enable the Buyer to successfully operate the New Coating Business provided that the Seller shall devote reasonable efforts to cause such Consulting Services to be provided in reasonably competent manner, it being understood that the individual(s) providing Consulting Services are not professional consultants and are not to be held to the standards of professional consultants.

(f) The Buyer agrees that it will not enter into any negotiations with the Installation Contractor or hire or offer to hire the Installation Contractor until the Consulting Services are no longer available under Section 7,3(a)(i); provided, however, that the restriction set forth in this Section 7.3(f) shall not apply to any engagement of the Installation Contractor by the Buyer for services to expand or modify the Installation Work.

(g) Following the fulfillment of the Seller's obligations under Section 7.3(a)(i), the Seller agrees that it will not take any steps to restrict, hinder, delay, prohibit or otherwise interfere with the ability of the Buyer to independently approach, engage or consult with the Installation Contractor.

(h) As a separate and independent limitation on Seller's liability with respect to any Consulting Services, Seller shall have no liability whatsoever in any manner related to Consulting Services or Additional Consulting Services for Losses, except to the extent in excess of $10,000 in the aggregate and below $50,000 in the aggregate.



                                  ARTICLE VIII
               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER

The obligation of the Seller to proceed with the Closing shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions precedent, any of which may be waived in whole or in part by the
Seller:

8.1 Accuracy of Representations and Warranties and Performance of Obligations. All representations and warranties made by the Buyer in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date, except to the extent that any such representation or warranty by its terms related to an earlier date; and except to the extent of any change permitted by the terms of this Agreement or consented to by the Seller, and the Buyer shall have performed or complied in all material respects with all covenants, agreements and conditions contained in this Agreement on its part required to be performed or complied with at or prior to the Closing. The Buyer shall deliver to the Seller at the Closing a certificate of an officer of the Buyer that the conditions stated in this Section 8.1 have been fulfilled, which shall be deemed to be a representation and warranty under Article IV of this Agreement.

8.2 No Litigation or Contrary Judgment. On the Closing Date there shall exist no pending action, suit or proceeding, before any court or governmental agency or before any arbitrator which would prohibit the consummation of any of the transactions contemplated by this Agreement.

8.3 Consent The Seller shall have received all necessary approvals, consents, or waivers, as applicable, from third parties and governmental authorities.

8.4 Acquisition of Property. LaBarge Realty, LLC shall have acquired the property located at 400 South Sheldon Road, Channel View, Texas.

                                   ARTICLE IX
                CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER

The obligation of the Buyer to proceed with the Closing shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions precedent, any of which may be waived in whole or in part by the
Buyer:

9.1 Accuracy of Representations and Warranties and Performance of Obligations. All representations and warranties made by the Seller in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date, except to the extent that any such representation or warranty by its terms related to an earlier date, and except to the extent of any change permitted by the terms of this Agreement or consented to by the Buyer, and the Seller shall have performed or compiled in all material respects with all covenants, agreements and conditions contained in this Agreement on its part required to be performed or complied with at or prior to the Closing. The Seller shall deliver to the Buyer at the Closing a certificate of an officer of the Seller that the conditions stated in this Section 9.1 have been fulfilled, which shall be deemed to be a representation and warranty under Article III of this Agreement.

9.2 No Litigation or Contrary Judgment. On the Closing Date there shall exist no pending action, suit or proceeding, before any court or governmental agency or before any arbitrator which would prohibit the consummation of any of the transactions contemplated by this Agreement.

9.3 Seller Consents. The Seller shall certify in writing that it has obtained all necessary third party consents to the transactions contemplated herein.

9.4 Guaranty Consents. LaBarge Pipe & Steel Company shall have received all necessary approvals, consents, or waivers, as applicable, from U.S. Bank, N.A.

9.5 Acquisition of Property. LaBarge Realty, LLC shall have acquired the property located at 400 South Sheldon Road, Channel View, Texas.

9.6 Third Party Financing. The Buyer shall have obtained the necessary third party financing to complete the transactions contemplated by this Agreement.

                                   ARTICLE X
                                INDEMNIFICATION

10.1 Indemnification of the Buyer. The Seller shall release and hold the Buyer and its Affiliates and the directors, officers, employees, agents, consultants, successors and assigns of each of them in their capacities as such (the "Buyer Indemnified Persons"), harmless and indemnify each of them from and against any and all claims, losses, damages, liabilities, expenses or costs, subject to the limitations set forth elsewhere in this Agreement, ("Losses"), plus reasonable attorneys' fees and expenses incurred in connection with Losses and/or enforcement of this Agreement (together with the Losses, "Indemnified Losses") actually incurred by any of them to the extent resulting from or arising from:

(a) The breach of any agreement, covenant, representation, warranty, or other obligation of the Seller made or incurred under or pursuant to this Agreement or any document delivered pursuant hereto;

(b) Liability of the Seller for, subject to Section 6.2, its own Taxes or its Liability, if any, for Taxes of others (for example, by reason of successor or transferee liability or application of Treas. Reg. Section 1.1502-6), including, but not limited to, the Seller's shareholders or any Affiliate of the shareholders, any transfer tax obligations of the Buyer arising in connection with this Agreement or damage or Indemnified Losses payable with respect to Taxes claimed or assessed against the Seller for any taxable period ending on or before the Closing Date or as a result of this transaction;

(c) Any Liability, claim or obligation of the Seller, including, without limitation, any Liability, claim or obligation for, or arising out of events, circumstances or occurrences occurring, or the operations of the Seller or the use of the Equipment, on or prior to the Closing Date; and

(d) Any Liability, claim or obligation incurred by the Buyer under Environmental Laws, including without limitation the Comprehensive Environmental Response Compensation and Liability Act, in connection with any Release of Hazardous Materials which originated from or in connection with the Seller's use or ownership of the Equipment prior to the Closing Date.

(e) Notwithstanding any provision herein to the contrary, the Seller shall have no liability whatsoever for any Losses except to the extent in excess of $25,000 in the aggregate and below $2,350,000 in the aggregate; provided, however, that these limitations on the Seller's liability shall not extend to liabilities retained by the Seller pursuant to Section 2.1(b) of this Agreement or any liabilities of the Seller pursuant to Section 10.1(d). The Seller may, at its option, permit the Buyer to offset any liability which the Seller may have hereunder against any portion of the outstanding Consideration. Except with respect to (x) liabilities retained by the Seller pursuant to Section 2.1(b) and
(ii) any claim for indemnification by any Buyer Indemnified Person pursuant to
Section 10.1(d), the Seller's liability under this Agreement shall terminate on the 3rd anniversary date of the Completion Date with respect to any claim for Losses not previously filed in a court of competent jurisdiction.

10.2 Indemnification of the Seller. The Buyer shall hold the Seller and its Affiliates and the directors, officers, employees, agents, consultants, successors and assigns of each of them in their capacities as such (the "Seller Indemnified Persons") harmless and indemnify each of them from arid against any and all Indemnified Losses actually incurred, to the extent resulting from or arising out of:

(a) The breach of any agreement, covenant, representation, warranty, or other obligation of the Buyer made or incurred under or pursuant to this Agreement or any document delivered pursuant hereto; and

(b) The ownership or use of the Equipment after the Closing Date, except for Indemnified Losses for which Seller is obligated to indemnify the Buyer Indemnified Parties in accordance with Section 10.1 herein.

(c) Notwithstanding any provision herein to the contrary, except with respect to any claim for indemnification by a Seller Indemnified Person pursuant to Section 10.2(b), the Buyer's liability under this Agreement shall terminate on the 3rd anniversary date of the Completion Date with respect to any claim for Losses not previously filed in a court of competent jurisdiction.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

11.1 Notice. All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and made upon being delivered by courier delivery to the Party for whom it is intended, or by depositing same postage prepaid, certified or registered mail, return receipt requested, in the United States mail, bearing the address shown in this Section 11.1 for, or such other address as may be designated in writing hereafter by, such Party:



If to the Buyer:

LaBarge Coating LLC
500 North Broadway, Suite 1600
St. Louis, Missouri 63102
Telephone:        (314) 231-3400
Telecopier:       (314) 982-9355
Attention:        Pierre L. LaBarge III

With copies to:

Bryan Cave LLP
One Metropolitan Square
211 North Broadway, Suite 3600
St. Louis, Missouri 63102
Telephone:        (314) 259-2450
Telecopier:       (314) 259-2020
Attention:        William F. Seabaugh

If to the Seller:

L. B. Foster Company
415 Holiday Drive
Pittsburgh, Pennsylvania 15220
Telephone: (412) 928-3403
Telecopier: (412) 928-7891
Attention: President

With copies to:

L. B. Foster Company
415 Holiday Drive
Pittsburgh, Pennsylvania 15220
Telephone:        (412) 928-3431
Telecopier:       (412) 928-7891
Attention:        General Counsel

11.2 Entire Agreement. This Agreement, the Exhibits and Schedules attached hereto and the other agreements related hereto embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings between the parties with respect to such subject matter.

11.3 Assignment: Binding Agreement. This Agreement and various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their successors, and permitted assigns. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be transferred, delegated, or assigned (by operation of law or otherwise) by the Parties hereto without the prior written consent of the other Parties (which consent shall not be unreasonably withheld).

11.4 Counterparts. This Agreement may be executed simultaneously in multiple counterparts, and in separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

11.5 Headings: Interpretation. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement Each reference in this Agreement to an Article, Section or Schedule, unless otherwise indicated, shall mean an Article or a Section of this Agreement or a Schedule attached to this Agreement, respectively. References herein to "days", unless otherwise indicated, are to consecutive calendar days. All Parties have participated substantially in the negotiation and drafting of this Agreement and agree that no ambiguity herein should be construed against the draftsman.

11.6 Remedies Cumulative. Except as otherwise provided herein, all rights and remedies of the Parties under this Agreement are cumulative and without prejudice to any other rights or remedies under Law.

11.7 Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of Texas, without reference to its choice of law rules.

11.8 No Third Party Beneficiaries or Other Rights. Nothing herein shall grant or create in any person not a party hereto, or any such person's dependents or heirs, any right to any benefits hereunder, and no such party shall be entitled to sue any party to this Agreement with respect thereto. The representations and warranties contained in this

Agreement are made for purposes of this Agreement only and shall not be construed to confer any additional rights on the Parties.

11.9 Expenses. Except as otherwise provided in this Agreement, each party to this Agreement will bear its respective fees and expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the transactions contemplated herein.

11.10 Severability. If any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and shall not affect the validity or effect of any other provision of this Agreement, as long as the remaining provisions, taken together, are sufficient to carry out the overall intentions of the parties hereto as evidenced hereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed as of the date first above written.

                                            "BUYER"
                                            LABARGE COATING LLC
                                            by LaBarge C&R, LLC, Sole Member


                                            By:
                                            ----------------------------
                                            Name: Pierre L. LaBarge III
                                            Title:   Sole Member


                                            "SELLER"
                                            L. B. FOSTER COMPANY


                                           By:/s/Stan L. Hasselbusch
                                           ----------------------------
                                           Name: Stan L. Hasselbusch
                                           Title: CEO and President

LABARGE PIPE & STEEL COMPANY,
with respect to Article IV only


By:
-------------------------------
Name:    Pierre L. LaBarge III
Title:   President

LaBarge Realty, LLC,
with respect to Section 4.1(f) only
by LaBarge C&R, LLC, Sole Member


By:
--------------------------------
Name: Pierre L. LaBarge III
Title: Sole Member

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed as of the date first above written.

                                     "BUYER"
                                     LABARGE COATING LLC
                                     by LaBarge C&R, LLC, Sole Member


                                     By:/s/Pierre L. LaBarge III
                                     ---------------------------------
                                     Name : Pierre L. LaBarge III
                                     Title:   Sole Member


                                     "SELLER"
                                     L. B. FOSTER COMPANY


                                     By:
                                     --------------------------------
                                     Name:
                                     Title:

LABARGE PIPE & STEEL COMPANY,
with respect to Article IV only


By:/s/Pierre L. LaBarge III
-------------------------------
Name: Pierre L. LaBarge III
Title:   President

LaBarge Realty, LLC,
with respect to Section 4.1 (f) only
by LaBarge C&R, LLC, Sole Member

By:/s/Pierre L. LaBarge III
-------------------------------
Name: Pierre L. LaBarge III
Title: Sole Member

                                SCHEDULE 1.1(a)
                                   EQUIPMENT



1.       Cleaning Line

A.       Conveyor Line

I. (1-SET) 30" diameter conveyor stands with (2) wheels each to accommodate the heating and cleaning of 65' pipe
II. (1-SET) DC motors with gearboxes for powering the aforementioned conveyor
III.     (1) 145 KVA drive transformer
IV.      (1) Master operator station enclosure and 2 slave station enclosures
V.       (1) DC Control Panel

B.       (1) Hoffman blower mounted on blow-out cart

C.       Preheat furnace

I.       (1) Furnace
II.      (1) Gas train
III.     (1) North American combustion air blower
IV.      (4) North American burner blocks per furnace

D. (2) BCP cleaning machines (shot blast #1628, grit blast #1629), each with (2) 75HP, 3600RPM blast wheels, elevator, and separator

E.       (1) Torit & Day dust collector

F.       Exhaust fans

I.       (2) Fans mounted in cages
II.      (1) Hi-Lo fan control panel

G. Pipe racks - (4) at approximately 60' bare, (4) at approximately 48' bare

H.       (4) Pneumatic pipe kick arms with pneumatic cylinders

I.       (1) Pipe reject Endo line conveyor with hourglass rollers

                                SCHEDULE 1.1(a)
                                   EQUIPMENT

2. Coating Line

A. Conveyor Line

  I. (1) Seco DC control system
    1. (1 SET) 30" diameter conveyor stands with (2) wheels each to accommodate the heating and cleaning of 65' pipe
    2. (1 SET) DC motors with gearboxes for powering the aforementioned conveyor
    3. (1) 145 KVA drive transformer
    4. (1) DC control panel
    5. (1) Master operator station enclosure and (2) slave station enclosures

B. (1 SET) Pipe let-down arms with pneumatic cylinders

C. Acid-wash System

  I.   (1) Metering pump
  II.  (1) Gravity feed application system
  III. (1) High pressure rinse pump and transfer pump
  IV.  (1) Rinse booth with casters
  V.   (1) Acid application booth with casters
  VI.  (2) 6500 gallon holding tanks

D. Furnaces with gas train & combustion air blower

  I.   (1) Furnace control panel
  II.  (3) Furnaces
  III. (1) Gas train
  IV.  (1) North American combustion air blower
  V.   (4) North American burner blocks per furnace

E. Powder conveying equipment

  I.   (1) Sweco 48" vibro-energy separator
  II.  (1) 1 Ton budget air hoist

                                SCHEDULE 1.1(a)
                                   EQUIPMENT

F. Primary powder application equipment

I.       (2) Nordson 10-gun rack cabinets with master control
II.      (1) Powder booth
III.     (20) HF-10 air-cooled powder guns
IV.      (20) Electrostatic cables
V.       (20) 36" Gun mounting bars
VI.      (20) Hi-flow powder pumps
VII.     (1) Fluid bed system with high-low indicators
VIII.    (1) Powder transfer hopper with powder pump and controls
IX.      (1) Nordson NFS-l000 flame detection system
X.       (1) CO2 fire extinguishing system--8 high pressure bottles
XI. (1 Set) Tubing and fittings,3/4" ID for Powder feed, 3/8" OD for flow & atomizing,1/4" OD for cooling air

G. Secondary powder application equipment

         I. (1) Powder booth with dust collector

H. (1) Torit & Day dust collector with guillotine and rotary valves and disconnect

I. Pipe cooling system
         I. (1) Quench tank with conveyor tubs
        II. (1) Marley cooling tower
       III. (2) End-section pumps with motors
        IV. (2) NEMA 4 enclosures with controls for pumps
         V. (1 SET) Make-up controls for tank with probe holder and 5' probe
        VI. (1) 2" Motorized make-up valve
       VII. (1) Heating system for water tank

J. (1 SET) Pipe kick-arms with pneumatic cylinders

K. Pipe racks -- (4) at approximately 75' padded

L. (1) Pipe Stenciler with Adjustable Stand

M. (1) Holiday detector

                                SCHEDULE 1.1(a)
                                   EQUIPMENT

3. Auxiliary equipment

A. Plant air equipment

  I.   (l) Air dryer
  II.  (1) Main air receiver
  III. (1) Cleaning line air receiver
  IV.  (1) LeRoi air compressor with electrical power panel

B. Electrical distribution
  I.   (1) Electrical switch panel
  II.  (1) Distribution panel
  III. (1) Distribution panel
  IV.  (1) Electrical panel
  V.   (1) Panel board
  VI.  (1) Breaker panel

C. Lab Equipment

  I.   (1) Roll-in band saw
  II.  (1) Mandrel bender
  III. (1) Freezer
  IV.  (l)Hot plate
  V.   (1) Impact tester

D. Powder Room Air-conditioning Unit

E. Couplings:
 16 ea 8"
 60 ea 12"
 10 ea 14"
 40 ea 16"
 17 ea 18"
 15 ea 2O"
  9 ea 22"
 10 ea 24"

                                SCHEDULE 1.1(b)
                                 MODIFICATIONS


1.)      The following Modifications shall be made to the Equipment:

  A.)    Upgrade cleaning and coating lines;
         A.) Drive system upgrade to 5 Hp;
         B.) Operators control stations;
         C.) Mechanical adjustment to accommodate 42" pipe.

  B.)    Retrofit four (4) furnaces for 8" through 42" pipe;
         A.) Rebuild shell to accommodate 42" pipe;
         B.) Doors;
         C.) Insulation.

  C.)    Modify two cleaning machines;
         A.) Rebuild shell to accommodate 42" pipe.

  D.)    Conveyor let-in & lift-out assemblies;
         A.) Replace air cylinders;
         B.) Replace controls.

  E.)    Coating removal station;

  F.)    Reject Endo line conveyor;
         A.) Drive system upgrade to 1.5 Hp;
         B.) Hour glass rollers;
         C.) Mechanical adjustment.

  G.)    Acid rinse cabinet;
         A.) Rebuild shell to accommodate 42" pipe.

  H.)    Modify quench;
         A.) Rebuild structure to accommodate 42" pipe.

  I.)    Service dust collector;
         A.) Replace filters;
         B.) Supply required ductwork.

  J.)    Air dryer sensor;
         A.) Replace sensor.

  K.)   (190) 18" Tire and rim assemblies.

  L.)    Update ARO recovery system and shroud.

                                                           Schedule 2.6

                           ELECTRONIC FUNDS TRANSFER



                                  PNC BANK N.A.
                                  MOORESTOWN, NJ

                                  ABA: 0312 0760 7

                                  L. B FOSTER COMPANY
                                  ACCOUNT #8019337179

                                                         Schedule 3.1(d)

                              WAIVER AND CONSENTS
                                      None

Document 3.5(a) Specifications                                May 8, 2003

LaBarge Pipe & Steel Coating Specifications
--------------------------------------------

1. GENERAL
2. DEFINITIONS
3. QUALIFIED MATERIALS
4. COATING QUALIFICATIONS
5. PLANT REQUIREMENTS
6. HANDLING AND STORAGE OF COATING MATERIAL
7. UNLOADING, HANDLING MID STORAGE OF BARE PIPE
8. SURFACE PREPARATION AND CLEANING
9. COATING APPLICATION
10. MULTI-POWDER COATINGS MID ABRASION RESISTANT OVERLAY (ARO)
11. INSPECTION:  PRODUCTION COATING
12. QUALITY CONTROL; PRODUCTION RING TESTS
13. TRACKING, STENCILING MID RECORD KEEPING
14. REPAIRS TO COATING
15. PADDING AND HANDLING OF COATED PIPE
16. LOADOUT REQUIREMENTS

1. GENERAL
This specification covers the minimum requirements for materials, application and testing of plant-applied external fusion bonded epoxy (FBE), both single and multi-layer (abrasion-resistant overlayer), pipe coating.

2.       DEFINITIONS

2.1.     "Company" End User

2.2      "Contractor" Coating Applicator

2.3      "Manufacturer" Pipe Manufacturer

2.4 "Coating Powder The firm from which the Contractor obtains coating Manufacturer powder for application on Company's pipe.

2.5 "Purchase Order" The Purchase order to which this specification is made an attachment and to which this specification is incorporated by reference.

3. QUALIFIED MATERIALS

Powders listed have been tested and approved by the Contractor. Other powders will be added as they are tested and approved.

3.1      3M: Scotchkote 206N, Scotchkote 6233, Scotchkote 207R, Scotchkote 6352*

3.2 Dupont: Napgard 7-2500, Napgard 7-2501, Napgard 7-2502, Napgard 7-2508, Napgard 7-2502 NS, Napgard 7-2610*

3.3 Valspar:  Pipeclad 2000, Pipeclad 2040*

3.4       Jotun:  EP-F1010, EP-F3002*

3.5      BASF: PE 50-1080, PE 50--1081, PE 50_l200*

*        ARO Powders

RETURN TO SECTIONS

4. COATING MATERIAL QUALIFICATIONS

4.1. Pull cure of coating shall be achievable at temperatures below 5O0i F.

4.2 Coating shall withstand 15 inch pounds of impact per NACE International RP0394, latest edition.

4.3 Coating shall withstand bending of 2.5 degrees per pipe diameter (Deg./PD) at 0o F.

4.4 Coating shall have sufficient weather resistance to withstand prolonged exposure to ultraviolet rays equivalent to 5 years of actual atmospheric exposure, in a high humidity, severely chloridic environment.

4.5 Coating shall not ignite, blister or burn back more than 2 inches when pipe is welded or cut with a cutting torch.

4.6 Coating shall not deform, deteriorate or disbond when exposed to soil stresses at temperatures up to l75o F.

4.7 Coating will be able to withstand continuous operating temperatures of 250i F without showing any signs of cold flow.

5. PLANT REQUIREMENTS

The following equipment requirements are prerequisites for application of coating; all plant equipment must be in good working condition.

5.1 Plant shall have a detailed standard coating procedure documented and available to Company.

5.2 Plant shall have an operational preheater to remove moiSture prior to final blasting.

5.3 Plant shall have a mid-plant kick out system to divert rejected pipe or pipe requiring heavy grinding from the coating line.

5.4 Any air lines supplying air knives or lances which impinge air on the bare pipe shall use only dry air having a minimum dew point temperature reading of 20i F measured at the air dryer.

5.5 All runners and conveyors shall be kept in adequate condition to prevent contamination to pipe, or damage to pipe or coating.

5.6 The powder system shall have a source of clean and dry air. The dew point of the air in the fluidized bed and powder feed lines must be no higher than -2Oo F measured at the air dryer.

5.7 Fluidized beds will have magnets adequate to remove iron and steel contamination from virgin and recycled powder.

5.8 Powder system shall have an automatic fire shutdown system.

5.9 coating material shall be stored in a temperature controlled storage room.

5.10 All plants shall have a fully equipped laboratory consisting of the following test equipment for quality control:

A.       Power saw for cutting coated pipe test panels.

B.       Refrigeration equipment which can achieve -40o F.

C.       A strap bending apparatus of either the tour point or mandrel type.

D.       Microscope of at least 40X power.

E. Equipment for Cathodic Disbondment Testing in accordance with the applicable section(s) of NACE International RP0394, latest edition.

F. Measuring equipment for coating thickness, pipe temperature, and anchor pattern profile.

G. Ultrasonic thickness gauge, with steel calibration block approximating the thickness of pipe to be coated.

H.       General purpose water bath

I.       Convection oven

J.       Electrostatic spray equipment

K.       Blast cabinet for preparation of lab panels

L.

M.

RETURN TO SECTIONS

6. HANDLING AND STORAGE OF COATING MATERIAL

6.1      All powders are ordered certifed to CAN/CSA Z245.2O-98.

6.2 Gel tests are performed on all batches of powder received per CM/CSA Z245.20-98.

6.3 Powder is stored in a climate controlled storage room per coating powder manufacturer's recommendations.

6.4 Powder is segregated and consumed on a first truckload in/first truckload out basis.

6.5 Batch traceability is achieved by the recording of batch numbers on the daily production tally sheets at the time batches are introduced into the coating system.

7.UNLOADING, HANDLING AND STORAGE OF BARE PIPE

7.1 Pipe shall be inspected upon arrival. When damaged pipe is found, trucks or rail cars are not to be unloaded until exception is noted on the bill of lading and/or the transporter's representative has inspected the load.

Damaged pipe found during unloading shall be segregated and the supplier of the pipe will be notified immediately for resolution.

7.2 Forklift or crab forks need not be padded for handling of bare pipe, but they must be free of burrs or projections that could gouge or scratch pipe, and free of oil, lacquer, etc. that could contaminate pipe surface.

7.3 Pipe will be stored on. wood racks that are free of debris or projections (e.g., gravel, exposed nails) that could damage the pipe.

7.4 Stacking height of pipe 12" to 14" will be limited to eight (8) high. Pipe 16" to 18" will be limited to six (6) high. Pipe 20" will be limited to five (5) high. Pipe 22" to 24" will be limited to four (4) Pipe 30" to 36" will be stacked three (3) high and pipe 42" will be stacked two (2) high unless approved by owner.

8. SURFACE PREPARATION AND CLEANING

8.1 Oil or grease shall be removed by suitable non-oily solvent per SSPC SP-1. Pipe with lacquer will be heated and wire brushed cleaned prior to blasting.

8.2      All pipe shall be preheated before blasting.

8.3 Centrifugal blasting machines shall be used, one with steel shot and one with grit. Abrasive used shall provide a surface suitable for coating.

8.4 Pipe bevels and the I.D. will be protected from abrasive blast and impact damage at all times.

8.5 The surface to be coated shall be cleaned to a SSPC-SP-l0 "Nearwhite" finish and the anchor pattern profile will be at least 2.0 mils and no more than 4.0 mils.

8.6 The surface shall be inspected immediately after blasting, and all slivers, scabs, and detrimental gouges made visible by cleaning shall be removed.

8.7 Any anchor pattern removed by excessive grinding shall be reblasted before coating. Excessive grinding is defined as either: 1) any continuous ground area of more than 0.5 sq. ft., or 2) a cumulative ground area of more than 2 sq. ft./length of pipe.

8.8 Pipe which has flash rusted or has not been coated within 4 hours after cleaning shall be completely reblasted before processing.

8.9 All blasting abrasive shall be removed from the pipe interior prior to coating

RETURN TO SECTIONS

9.COATING APPLICATION

9.1 Pipe that has been abrasive blast cleaned and inspected shall be heated to a temperature in accordance with coating powder manufacturer's data sheet.

9.2 The specified pipe temperature range shall be maintained as the pipe enters the FEE coating spray booth and shall be strictly monitored. The use of tempil sticks and/or pyrometers is satisfactory.

9.3      Fluid bed magnets shall be inspected and cleaned prior to startup.

9.4 Coating shall be applied to the specified thickness in one pass through the coating booth.

9.5 The finished coating shall have a cutback measured from the bevel shoulder of 1.5 to 3 inches. Cutbacks and bevels, as well as any internal surface within
0.5 inch of the land, shall be free of any coating.


10. MULTI-POWDER AND ABRASION RESISTANT OVERLAY (ARO)

10.1 The powders will be sprayed using two separate spray booths.

10.2 powder from the topcoat shall not be recycled into the base coat powder.

10.3 The ARO FBE topcoat shall be applied in accordance with the coating powder manufacturer's recommended procedure and prior to gelling of the FBE corrosion base coat.

10.4 The minimum coating thickness shall be specified by the Company. The respective thicknesses of the base coat and the top coat shall be measured with a Tooke gauge.

11. INSPECTION: PRODUCTION COATING

11.1 It is the responsibility of Quality Control to advise the Plant Manager, Assistant Plant Manager, or Corporate Quality Manager when conditions exist which adversely affect the quality of the external coating operation with respect to cleaning, application or material performance. Corrective measures are to begin immediately.

11.2 The following requirements for testing externally coated pipe will be strictly observed.

A. Coating thickness checks shall be made at 200o F or below with a dry film thickness gauge, which has been calibrated previously using a National Institute of Standard and Technology (N.I.S.T.) nonmagnetic coating standard with a thickness within 20% of the specified coating thickness. A minimum of five coating thickness measurements shall be taken on each length of pipe.

B. Any length of pipe having less than the specified minimum thickness shall be completely recleaned to the originally specified surface, and recoated.

11.4 Holiday Detection:

A. Jeeping (holiday detection) shall be done inline or manually.

B. Jeeper shall contact all coated pipe surface, including the weld toe area.

C. The holiday detector shall be operated at a minimum of 125 volts per mil of coating.

D. The maximum allowable holiday density on any length of pipe having a diameter equal to or greater than 10.75 inches is one holiday per 25 sq. ft. of pipe surface.

B. For pipe having a diameter of less than 10.75 inches, the maximum allowable holiday frequency is one per 10 feet of pipe.

F. Cured coating shall be of uniform color, gloss, and thickness and shall be free of blisters, pinholes, craters, fish eyes, sags, or other detrimental irregularities.

RETURN TO SECTIONS

12. QUALITY CONTROL: PRODUCTION RING TESTS

All testing performed by Contractor shall be started within 24 hours after the start of production, unless an agreement is made between Contractor and Company or Company's representative prior to beginning production.


The following destructive tests will be performed on one pipe from each lot of coated pipe of the same diameter and wall thickness. Failure of any test constitutes rejection of all coating applied after the last test pipe with acceptable results, and before the next test pipe with acceptable results. Lot narrowing will be used to identify unacceptable product.

Ring samples cut from test pipe shall be approximately 18 inches long. After samples are cut from the ring, the date of coating applications will be marked on the unused portion of the ring sample.

12.1 Bend Tests shall be performed on duplicate longitudinal straps at Oo F. Either the mandrel method or the four-point bend method shall be used. Bends shall be examined under microscope at a minimum of 40X. Any tear or crack in the coating constitutes a failure, unless located within 0.1 inch from the edge of the strap.

A. Mandrel bend tests shall be performed with an acceptance criteria of 2.5o/PD total deflection at Oo F.

B. Coating shall withstand a permanent strain of 1.5o/PD, as determined by measurement of strap curvature after bending by matching to drawn arcs of known radii, as established in NACE RP0394 latest edition.

NOTE: Bend tests are not applicable to ARO coated samples.

12.2 Cathodic Disbondment Tests shall be performed on a 4 inch square test panel for 24 hours, with 3 1/2 volts at 150o F (electrolyte temperature) using 3% salt solution. The time, voltage and temperature shall be checked and recorded. Coating shall not disbond more than 8 mm in radius front an initial 3 mm diameter holiday.

12.3 Contamination And Porosity Tests. Coating chips shall be removed by bending a strap from each ring at low temperature, and examined with a 40X microscope. The coating chips are subject to the following acceptance criteria.

A. Contamination on the underside of coating chips shall not exceed 30% of the surface area.

B. The outermost 40% of the coating thickness shall be essentially free of porosity, excluding isolated pores. Alternatively, porosity distribution shall have a void rating of 3 or less, as determined per NACE RP0394 latest edition.

Foam bond, or cellular porosity will not be tolerated. "Foam bond" is a condition resembling soap bubbles on the steel surface, where only thin membranes of coating separate the pores. Generally, such a condition will permit easy gouging and stripping of the coating with a simple knife test.

12.4 Moisture Permeation Tests shall be performed by immersion of a 4-square inch sample at 150i F in tap water for twenty-four (24) hours. The coating shall then be physically examined by scribing a rectangle with a knife through the coating to the pipe substrate. Coating within scribed area shall be rated a 3 or less as per NACE RP0394 latest edition.

Evaluation shall be made in terms of the following rankings:

Rating 1: Coating cannot be removed cleanly.
Rating 2: Less than 50% of the coating can be removed.
Rating 3: 50% or more the coating can be removed, but the coating demonstrates a definite resistance to the levering action.
Rating 4: The coating can be easily removed in strips or large chips.
Rating 5: The coating can be complete removed as a single piece.

The results from the permeation test should be a 3 or less.

13. TRACKING, STENCILING AND RECORD KEEPING

13.3. All internal manufacturer's stencils shall be maintained, including length and joint/heat identification. Where such stencils are defaced by blasting operations or couplings, appropriate record keeping shall be maintained to assure that stencil information is correctly replaced.

13.2 After coating, unless otherwise requested by Company, marking per API requirements including the following information shall be marked on each pipe:

A. Purchase Order number, if requested
B. Pipe size and grade
C. Date coated
D. Coating sequence number
E. Applicator
F. Coating manufacturer
G. Company name, if required

13.3 Contractor will provide the Company's representative daily production tallies which contain the following information;

A. Date and coating sequence number

B. Manufacturer's joint/heat number (required only for X-grade pipe of diameter 10.75 inches or larger)
C. Joint length
D. Coating thickness
E. Jeep Count
F. Disposition [accepted, rejected for stripping and recoating, or temporarily rejected (e.g., diverted for cut-off, rebeveling, coating repairs that cannot be made at time of final inspection, etc.)].

13.4 Pipe that is temporarily rejected shall be shown on a non-prime report. The repairs will be approved by Quality Control.

14. REPAIRS TO COATING

14.1     FBE SINGLE LAYER REPAIRS

A. All defects disclosed by the holiday detector and defects resulting from mechanical damage to the coated surface shall be repaired.

B. Damaged coating areas and holidays shall be cleaned by removing rust, scale, loose coating, dirt, or other foreign materials. The area immediately surrounding the repair shall also be suitably roughened, feathered and cleaned for proper adhesion of repair materials.

B.1  Small Defects and Pinholes

Repairs less than 1 sq. in. will be repaired with a patch stick. The patch-stick material shall be applied in accordance with the coating powder manufacturer's recommended procedure.

B.2  Large Area Defects

The maximum total surface area of exposed steel that may be repaired by patching is 2 sq. ft. (cumulative area per double random length), or a maximum of .25% of the cumulative surface area per joint. Additionally, no single repair may exceed 10 inches in length or a total of 36 sq. in. Patching in excess of these limits is permissible only with the specific acceptance of the Company.

Coating powder manufacturer's recommended 100% solid, catalytically-cured, two part liquid epoxy shall be used for patching holidays and damaged coating.

Patch areas shall overlap the surrounding undamaged coating by a minimum of 0.5 inch.

14.2     ARO REPAIRS

A. Defective and damaged coating shall be suitably roughened and patched area shall overlap the surrounding undamaged coating by _ inch.

B. Contractor shall apply Coating powder manufacturer's recommended repair material per the Coating powder manufacturer's recommended procedures.

C.       All repairs are inspected with a portable holiday detector.

D. Repair of other multilayer coatings shall be in accordance with the coating

Coating Powder Manufacturer's recommended procedures.

15. PADDING AND HANDLING OF COATED PIPE

15.1. Separators

Before handling, protective separators shall be attached to each joint. Separators shall be of the loop type or other Company approved material. 15.2 Acceptable Separators

The following types of separators are permitted. Separators are subject to the approval of the Company

A. Rope, polypropylene, tight weave, 3/8 inch diameter
B. Rope, polypropylene, tight weave, 1/2 inch diameter
C. Rope, polypropylene, tight weave, 5/8 inch diameter
D. Rope, polypropylene, tight weave, 3/4 inch diameter
e. Rope, polypropylene, tight weave, 1 inch diameter

15.3 Number of Separators

There shall be one separator for each increment of pipe length (or fraction thereof), as given in the following table. In no case shall any length of pipe have fewer than 3 separators. Coated pipe destined for barge load out is subject to special requirements, dependent on loading arrangement.

--------------------------------------------------------------------------------
Maximum Nominal Wt/Ft of Pipe       Separator Type         Maximum Incremental
                                                           Length per foot per
                                                           Separator
--------------------------------------------------------------------------------
31 lb/ft to 70 lb/ft                        B                          8
                                            C                          15
                                            D                          15
--------------------------------------------------------------------------------
71 lb/ft to 100 lb/ft                       B                          5
                                            C                          10
                                            D                          15
--------------------------------------------------------------------------------
101 lb/ft to 150 lb/ft                      C                          7
                                            D                          15
--------------------------------------------------------------------------------
151 lb/ft to 200 lb/ft                      D                          7
                                            E                          15
--------------------------------------------------------------------------------
201 lb/ft to 250 lb/ft                      E                          15
--------------------------------------------------------------------------------
251 lb/ft to 300 lb/ft                      E                          11
--------------------------------------------------------------------------------

15.4 Separators shall be evenly spaced along the pipe and shall be applied to pipe before interim storage and load-out. Outermost separators shall be within 2 feet of pipe ends.

15.5 Pipe shall be handled, loaded and stacked in a manner to prevent damage to pipe wall, beveled ends, and both internal and external coating.

15.6 Coated pipe shall be stored on solid wood timbers. Timbers shall be free of any gravel, nails, grit, or other material which could damage the pipe or coating.

15.7 Padding of equipment forks used in handling coated pipe shall be dense rubber or polyurethane padding at least 3/16 inch thick.


16. LOAD-OUT REQUIREMENTS

No product shall be dispatched until the Company specified requirements and quality system requirements have been completed, and the associated data and documentation are available and authorized. When Company specified requirements allow for release of product prior to test completion, allowance shall be made for recall in the event of nonconformance.

16.1     Each pipe shall have the required number of separators as specified in
 Section 15.

16.2 Dunnage shall be made from hardwood. Nails in the pipe contact area shall be countersunk a minimum of 1/6 inch. Nails that are located well away from a pipe contact area (such as the backside of an end chock) are not required to be countersunk.

16.3 Taping of end separators to pipe shall be the method used to avoid loss of separators in transit.

16.4 Loading equipment forks shall be equipped with dense rubber or polyurethane padding.

16.5 Product released prior to completion of laboratory testing shall have a means of positive recall in the event of a test failure.

                                  SCHEDULE 3.6
                                 PLANT CRITERIA

1. Building

A.) The building shall meet the following requirements:

        I.) Leak free roof;

       II.) Adequate insulation to prevent condensation;

      III.) Empty of all equipment, obstructions and debris;

       IV.) Perimeter outside of the building clear of all equipment, obstructions and debris;

        V.) Fill all existing pits with engineered backfill material designed to provide the same floor strength as the surrounding area;

       VI.) One (1) Pipe Entry and One (1) Pipe Exit Door;

      VII.) Exit doorway for the hourglass reject conveyor;

     VIII.) Building must provide adequate protection from the elements and contamination including closing all wall penetrations with man doors, overhead doors or permanent walls;

       IX.) An adequate insulated and air-conditioned powder storage room with overhead door access for loading, unloading and storage of bulk powder, an air operated overhead lift system for bulk powder movement and loading into the powder pumping system (Please note: all equipment, electrical and lighting systems located in the powder room must be explosion proof.);

        X.) Adequate roof mounted ventilation and makeup air registers located to avoid contamination of cleaned and freshly coated pipe and turbulence in the coating application area;

       XI.) Roof penetrations, stack installation and support and flashings at the furnace stacks (Seller will provide the furnace stacks);

                                  SCHEDULE 3.6
                                 PLANT CRITERIA

2. Electrical Power
A.) The electrical power supply shall be minimum 2,500 KVA at 480 Volts and includes the main breaker panel and 15 to 25 stub-ups generally as indicated on the Rough-In Plan.

3. Natural Gas

A.) The natural gas supply shall be 35 million BTUs generally as indicated on the Rough-In Plan and including but not limited to distribution to the preheat furnace and the three main pipe heating furnaces.

4. Concrete

A.) Concrete generally as indicated on the Rough-In-Plan including but not limited to:

I.) Building floor free of all obstructions and level throughout the inside of the building with adequate load bearing capacity to support the maintenance, material handling and storage requirements at the facility;

II.) Equipment installation pads located outside of the building for dust collectors, powder storage room air-conditioning equipment and quench water cooling equipment;

III.) Grade beams at the same elevation as the finished floor inside the building for inbound, outbound and reject pipe racks and conveyors;

IV.) Roadways designed for material handling equipment traffic at inbound, outbound and reject pipe racks and conveyors and all overhead doors;

5. Lighting and Miscellaneous Electrical

A.) To include adequate lighting and 120 Volt power throughout the building generally as indicated on the Rough-In Plan including but not limited to:
         I.) Lighting throughout the inside of the building;

         II.) Special lighting in inspection areas;

                                  SCHEDULE 3.6
                                 PLANT CRITERIA


III.) Lighting around perimeter of the building and throughout the property as required to support any operations or maintenance outside the building during other than daylight hours;

IV.) Explosion proof lighting and electrical throughout the powder storage room;

V.) General wiring for l2OV outlets throughout the building;

B.) The building electrical power distribution system shall include provisions for maintenance activities including but not limited to 480 Volt, 3 Phase outlets for welding machines and other electrical requirements

6. Other

A.) Deionized Water Supply
B.) Acid Neutralization System
C.) Pipe Couplings
D.) Permits
E.) Any changes to the Equipment or Modified Equipment required to meet environmental regulations and laws. Buyer and Seller shall reasonably cooperate with each other to achieve full compliance with such Laws as of the Completion Date in a reasonably cost-effective manner. Buyer and Seller each shall be responsible for 50% of the costs and expenses required to modify such Equipment or Modified Equipment, installed as of the Completion Date, to comply with such Laws as the Completion Date. Buyer shall reimburse Seller for such Buyer's costs and expenses within 30 days of Seller's invoice(s), which invoice(s) shall be accompanied by reasonable evidence of such costs and expenses.
F.) Water supply
G.) Stabilized yard for transporting and storage of pipe
H.) Office, administrative, lunchroom, shipping, receiving, laboratory, quality control, restroom and locker room facilities
I.) Lighting for security and nighttime operation if needed
J.) Facility security and access control
K.) Maintenance facilities for coating equipment and mobile equipment
L.) Spare parts
M.) Pipe handling equipment
N.) Access to rail service

                                  SCHEDULE 3.6
                                 PLANT CRITERIA


O.) Dunnage and storage timbers
P.) Shipping supplies
Q.) Telephone, radio and data communications systems and service
R.) Facilities for third party or customer's inspectors
S.) Quality management and control system
T.) Parking facilities
U.) Inventory management system
V.) Storm water drainage and control
W.) Yard maintenance
X.) Environmental protection and compliance program
Y.) Health and safety compliance program
Z.) Plant and equipment maintenance management program
AA.) Coating materials, abrasives, and coating consumables
AB.) Management, administrative, supervisory, production and pipe handling personnel
AC.) Training programs
AD.) Sewer connection



         Certain of the information contained in this Schedule 3.6 is not required for the Buyer to coat 8" through 42 "pipe in maximum 65' lengths under normal operating conditions. Such information has been included to inform Buyer of various attributes which may be beneficial for a coating building to possess, but the inclusion of any such items in no manner increases Seller's obligations or liabilities.

                                                              Schedule 3.7





                                  EQUIPMENT -
                        EXCEPTIONS TO CONFORMITY TO LAW




         None, except that certain Equipment or Modified Equipment may not conform to environmental laws or regulations applicable to Channelview, Harris County, Texas. Buyer and Seller each shall be responsible for 50% of costs and expenses required to modify such Equipment or Modified Equipment, installed as of the Completion Date, to comply with such Laws as of the Completion Date. Buyer and Seller shall reasonably cooperate with each other to achieve full compliance with such Laws in a reasonably cost-effective manner. Buyer shall reimburse Seller for Buyer's share of such costs and expenses within 30 days of Seller's invoice(s), which invoice(s) shall be accompanied by reasonable evidence of such

                                  SCHEDULE 3.8
                        BIRMINGHAM APPROVALS AND PERMITS


A.) Air Permit Number 4-07-0328-9103
Fusion Bonded Epoxy Powder Coating Booth with 10,000 SCFM Baghouse

B.) AirPennitNuxnber4-07-0328-9101
Wheelabrator Model A, 123405 Grit Blast Machine No. 1 with 20,000 SCFM Baghouse

C.) Air Permit Number 4-07-0328-9102
Wheelabrator Model A, 120951 Grit Blast Machine No. 2 with 20,000 SCFM Baghouse

D.) Synthetic Miner Operating Permit Number 4-07-0328-03

E.) National Pollutant Discharge Elimination System General Permit Number ALG 120195

F.) Letter dated January 30, 1997 from Jefferson County, Alabama authorizing discharge into the Jefferson County Sewer System.

G.) Fire Prevention Bureau Permit Number 64

H.) Certificate of Registration, Quality Management System Number FM 38820

I.) City of Birmingham, Alabama Business License, Serial Number 017402

J.) State of Alabama, Occupational License Number 010646

                                Schedule 7.1(b)

                                 Rough-In Plan

                                 (See attached.)

DIAGRAM: EQUIPMENT LAYOUT

DIAGRAM :         ELECTRICAL, GAS, AND LIGHTING

DIAGRAM: BUILDING LAYOUT

DIAGRAM: CONCRETE LAYOUT

DIAGRAM: CENTER LINE DIMENSIONS

DIAGRAM: STUB-UP DIMENSIONS

Schedule 7.3      Consulting Services       July 24, 2003

Notification and Response Procedures

L.B. Foster Company will respond within 24 hours to requests for assistance Monday thru Friday, holidays excluded.

Manufacturing and Plant Assistance call order:

--------------------------------------------------------------------------------
Contact            Office                 Cell               E-Mail
--------------------------------------------------------------------------------
Tim Chiasson       205-252-3490 x13    205-541-5167    TChiasson@lbfosterco.com
--------------------------------------------------------------------------------
Jerry Holmes       205-252-3490 x15    205-516.6924    Jholmes@lbfosterco.com
--------------------------------------------------------------------------------
Jack Shaw          205-252-3490 x17    205-515-8547    Jshaw@lbfosterco.com
--------------------------------------------------------------------------------


Sales and Commercial Assistance call order:

--------------------------------------------------------------------------------
Contact            Office                 Cell             E-Mail
--------------------------------------------------------------------------------
Gary Foerster      713-466-2743      713-825-0043     GFoerster@lbfosterco.com
--------------------------------------------------------------------------------
Merry Brumbaugh    412-928-3444      412-818-5748     Mbrumbaugh@lbfosterco.com
--------------------------------------------------------------------------------


LB Foster may, from time to time, modify this schedule due to changes in personnel, offices or other matters. L.B. Foster shall provide LaBarge with at least 7 (seven) days notice of any such modification.

                                                                 Exhibit A
                                  GUARANTY AND
                              SURETYSHIP AGREEMENT


         IN CONSIDERATION of the deferred payment arrangement granted or to be granted by L.B. FOSTER COMPANY, a Pennsylvania corporation, (the "Lender) to LABARGE COATING, LLC, a Missouri limited liability company (the "Principal"), pursuant to that certain Equipment Purchase and Service Agreement dated as of July 31, 2003 and as the same may be from time to time amended (the "Agreement"), between the Lender and the Principal, the undersigned (i) unconditionally becomes surety to the Lender, its successors, endorsees and assigns, for the payment when due (by acceleration or otherwise) of all liabilities now or hereafter arising under the Agreement (primary, secondary, direct, contingent, sole, joint and/or several) of the Principal to the Lender, including all costs, expenses and reasonable counsel and paralegal fees which may be incurred by the Lender in the enforcement of any such liabilities; (ii) assents to all agreements made or to be made with the Lender by the Principal under or in connection with the transactions contemplated by the Agreement;
(iii) consents that the Lender may, by action or inaction, (a) renew or change the terms of any of the Principal's liabilities under the Agreement, or (b) waive any of the Lender's rights or remedies against the Principal or any other surety or guarantor of the Principal's liabilities under the Agreement; and (iv) waives any right, under any statute or rule of law, where such right or rights can be legally waived, to require the Lender to take any action against the Principal or to marshall its claims against the Principal's assets.

         The undersigned further agrees that:

         1. The undersigned need not be notified by the Lender of its acceptance of this Guaranty and Suretyship Agreement (the "Suretyship Agreement") or of its intention to act in reliance on this Suretyship Agreement, or of any loan to or any other transaction between the Lender and the Principal or any default by the Principal or Event of Default under the Agreement.

         2. The undersigned will hold harmless the Lender and will pay to the Lender on demand all costs and expenses (including reasonable counsel and paralegal fees) which may be incurred in the enforcement of the rights of the Lender against the undersigned, including the costs of collection against such undersigned.

         3. Until the obligations of the Principal to the Lender arising under the Agreement have been paid in full, the undersigned agrees not to seek recourse against the Principal by subrogation or otherwise in the event the undersigned is called upon to pay the Lender under the suretyship established by this Suretyship Agreement. The undersigned irrevocably waives any and all rights it may have at any time (whether arising directly or indirectly, by operation of law or contract) to assert any claim against the Principal on account of payments made by the undersigned under this Suretyship Agreement, including, without limitation, any and all rights of subrogation, reimbursement, exoneration, contribution or indemnity, until the obligations of the Principal to the Lender arising under the Agreement have been paid in full.

         4. If any liability of the Principal to the Lender is not paid when due, the Lender may forthwith recover from the undersigned the full amount of any liability under this Suretyship Agreement, at any time or times without demand, notice, presentment or protest of any kind to any party including the undersigned (all of which are waived).

         5. The undersigned agrees and acknowledges that, except to the extent set forth herein, its liability under this Suretyship Agreement is absolute and that no set-off, recoupment, claim, reduction or diminution of any obligation, or any defense of any kind or nature, which the undersigned or the Principal now have or in the future may have against the Lender shall be available under this Suretyship Agreement to the undersigned against the Lender, except that (a) the undersigned may assert as a defense against the Lender only full payment and performance by the Principal of all obligations of the Principal to the Lender; and (b) notwithstanding anything to the contrary set forth in this Suretyship Agreement, the undersigned shall only be required to make any payments to Lender under this Suretyship Agreement if Principal has defaulted in making, or otherwise failed to make, timely payment to Lender of any amounts owed to Lender under the Agreement.

         6. This Suretyship Agreement will continue as to the undersigned until all obligations of the Principal under the Agreement to the Lender are satisfied in full.

         7. If any settlement, discharge, payment, grant of security or transfer of property relating to discharging any duty or liability created under this Suretyship Agreement is rescinded or avoided by virtue of any provision of any bankruptcy, insolvency, or other similar law affecting creditors' rights, the Lender will be entitled to recover the value or amount of any such settlement, discharge, payment, grant of security or transfer of property from the undersigned as if such settlement, discharge, payment, grant of security or transfer of property had not occurred.

         8. Any failure by the Lender to exercise any right under this Suretyship Agreement will not be construed as a waiver of the right to exercise the same or any other right at any other time and from time to time thereafter.


         9. This Agreement will be governed by and construed in accordance with the laws of the State of Texas, excluding its rules on conflicts of law.

         10. Capitalized terms used In this Suretyship Agreement which are defined in the Agreement have the meanings assigned to them in the Agreement unless the context otherwise clearly requires.

         11. This Suretyship Agreement will be binding upon the undersigned and its heirs, executors, legal representatives, successors and assigns, and will inure to the benefit of the Lender, its successors and assigns; provided, however, that this Agreement may not be assigned by the undersigned. This Suretyship Agreement may be assigned by the Lender.

         12. The provisions of this Suretyship Agreement are intended to be severable. If any provision of this Suretyship Agreement shall for any reason be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or any enforceability of such provision in any other jurisdiction or any other provision of this Suretyship Agreement in any jurisdiction.

         13. THE UNDERSIGNED WAIVES ANY INITIAL: RIGHT TO TRIAL BY JURY IN ANY ACTION ON, ___________ RELATING TO OR MENTIONING THIS SURETYSHIP AGREEMENT.


BY SIGNING THIS SURETYSHIP AGREEMENT, THE UNDERSIGNED ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTOOD AND AGREE TO THE PROVISIONS CONTAINED IN THIS SURETYSHIP AGREEMENT, INCLUDING THE WAIVER OF TRIAL BY JURY.

[Remainder of page intentionally left blank; signature page follows.]

         IN WITNESS WHEREOF, and intending to be legally bound, the undersigned have duly executed this Agreement as of the___________ day of __________, 2003.


                                     LABARGE PIPE & STEEL COMPANY

                                     By:                                [SEAL]
                                     -----------------------------------
                                              Pierre L LaBarge III
                                     Title: President

                                    Address:500 N. Broadway, Suite 1600
                                    St. Louis, Missouri 63102

                                 ACKNOWLEDGMENTS


STATE OF ______________)

COUNTY OF _________              )
                                 )



         On this, the ______ day of , 2003, before me, the undersigned officer, personally appeared _____________________ and ________________________ known to me (or satisfactorily proven) to be the persons whose name is subscribed to the foregoing Suretyship Agreement and acknowledged that they have executed the foregoing Suretyship Agreement as the duly elected and authorized officers of LaBarge Pipe & Steel Company for the purposes contained in the foregoing Suretyship Agreement.

In witness whereof, I hereunto set my hand and official seal.




                                               --------------------------
                                               Notary Public


My Commission Expires:

                                                            Exhibit B


                               LANDLORD'S WAIVER

         THIS LANDLORD'S WAIVER (the "Agreement") is made as of this _____day of _____________________ 2003, by LaBarge Realty, LLC (the "Landlord") to L.B. Foster Company ("Foster) in connection with the purchase of certain equipment from Foster by LaBarge Coating, LLC ("Tenant").

                                  WITNESSETH:

         WHEREAS, under the provisions of a certain lease (the "Lease") dated July 31, 2003, between the Landlord and Tenant, the Landlord has leased to Tenant approximately 5.4 acres including an approximately 57,392 square foot building situated on the property described as an approximately 39 acre tract of real property situated in the County of Harris, State of Texas (the "Premises").

         WHEREAS, Foster and Tenant are parties to that certain Equipment Purchase and Services Agreement dated as of the 31st day of July 2003 (the "Purchase Agreement"), pursuant to which Foster will install and modify certain equipment, as more particularly described on Exhibit A, on the Premises (as defined below) and Tenant will purchase the installed and modified equipment (such equipment and modifications hereinafter referred to as the "Equipment");

         WHEREAS, pursuant to the Purchase Agreement, Foster has agreed to defer certain payment obligations of Tenant until the Completion Date (as defined in the Purchase Agreement);

         WHEREAS, because all or a part of the Equipment may be located on or affixed to the Premises prior to the Completion Date, Foster has required, as a condition of the Purchase Agreement, the execution and delivery of this Agreement by the Landlord.

         NOW, THEREFORE, to induce Foster to enter into the Purchase Agreement, the Landlord, intending to be legally bound hereby, covenants and agrees with Foster as follows:

         1. The Landlord hereby agrees that any of the Equipment may be affixed to the Premises and shall remain personal property notwithstanding the manner in which it Is affixed thereto and consents to the security interests and liens of Foster, and its successors and assigns in the Equipment located on, at or about or affixed to the Premises. This waiver shall apply to any of the Equipment which is already located on, at or about or affixed to the Premises or may hereafter be located on, at or about or affixed to the Premises.

         2. The Landlord hereby waives and releases in favor of Foster and agrees that Foster's liens and security interests in the Equipment shall be prior and superior to

(a) any and all rights of distraint, levy and execution, and marshalling of assets which the Landlord may now or hereafter have against the Equipment, (b) any and all liens and security interests which the Landlord may now or hereafter have on the Equipment, and (c) and any and all other claims of every nature whatsoever which the Landlord may now or hereafter have on or against the Equipment for any rent or other sums due or to become due to the Landlord by the Tenant under the provisions of the Lease or otherwise.

         3. Foster may remove the Equipment from the Premises whenever Foster deems it necessary to do so to protect their interest and the Landlord hereby irrevocably grants to Foster the right of entry to the Premises to remove any of the Equipment at any reasonable time or times; provided, however, that Foster only shall be responsible for damage caused by Foster unreasonably exercising such rights under this Agreement, e.g. Foster shall not be liable for damages which are a normal incident to the reasonable removal of the Equipment nor for any repairs to the Premises arising from the reasonable removal of the Equipment.

         4. The Landlord shall notify Foster in writing of any default by the Tenant under the provisions of the Lease and Foster shall have the right (but not the obligation) to cure such default on behalf of the Tenant within forty-five (45) days from the date Foster receives such notice. Any such notice shall be sent by certified mail, postage prepaid, to Foster at L.B. Foster Company, 415 HolIday Drive, Pittsburgh, PA 15220, Attention: General Counsel.

         5. In the event the Tenant defaults under the Lease and is evicted by the Landlord or in the event that the Tenant abandons the Premises, Foster shall have the tight, by sending notice to the Landlord, to keep and store any portion of the Equipment located at the Premises at or about the date the Tenant loses possession of the Premises for a period, determined by Foster, of up to one hundred eighty (180) days, counting from the date the Tenant loses possession of the Premises and written notice thereof has been received by Foster, on a month-to-month basis, free of all rent or other charges. Foster shall give the Landlord at least ten (10) calendar days' written notice if Foster wishes to terminate its use of the Premises for storage at the end of any month during the one hundred eighty (180) day period. Foster shall have no obligation to pay any rent under the Lease for any period of time prior to the date the Tenant lost possession of the Premises and Foster notifies the Landlord of their intention to use the Premises nor for the one hundred eIghty (180) day period thereafter described above. While Foster is using the Premises for storage of the Equipment, the Landlord may maintain at the Landlord's expense casualty insurance and such liability insurance for the benefit of the Landlord as the Landlord may desire. The Landlord shall have no obligation to insure against casualty any of the Equipment located on the Premises. Foster may conduct one or more auction sales of the Equipment at the Premises during the period Foster is using the Premises for storage of the Equipment. As used in this Section, the term "month" shall mean a calendar month.

         6. The Landlord shall notify any purchaser of the Premises and any subsequent mortgagee and any other holder of any lien, security interest or encumbrance on the Premises of the existence of this Agreement.

         7. The Landlord hereby certifies that the Landlord has full power and authority to execute this Agreement and that it has legal title to the Premises.

         8. The Landlord further certifies that as of the date hereof there are no mortgages, deeds of trust or other encumbrances on the Premises that create a lien on, or security interest in, the Equipment.

         9. This Agreement shall continue in effect until Tenant has delivered the Final Payment (as defined in the Purchase Agreement) in full, shall be binding upon the successors, assigns and transferees of the Landlord, and shall inure to the benefit of Foster and its respective successors and assigns.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the Landlord has caused this Agreement to be executed, sealed and delivered on the day and year first written above.

                                  LABARGE REALTY, LLC
                                  ("LANDLORD") by LABARGE C&R, LLC,
                                  Sole Member:

                                  By:                                 (Seal)
                                     ---------------------------------
                                  Name:    Pierre L. LaBarge Ill
                                  Title:   Sole Member

                                  Address: 500 N. Broadway, Suite 1600
                                  St. Louis, MO 63102

         ACKNOWLEDGEMENT TO BE MADE BY LANDLORD


STATE OF:
COUNTY OF:                                  TO WIT:


         I HEREBY CERTIFY that on this ____ day of __________, 2003, before me, a Notary Public for the state and county aforesaid, personally appeared Pierre
L. LaBarge Ill, known to me or satisfactorily proven to be the person whose name is subscribed to the foregoing instrument, who acknowledged that he is the sole member of LaBarge C&R, LLC, the sole member of Landlord, that he has been duly authorized to execute, and has executed, the foregoing instrument on behalf of the said entity for the purposes therein set forth, and that the same is its act and deed.

         IN WITNESS WHEREOF, I have hereunto set my hand and Notarial Seal, the day and year first above written.

[SEAL]
                                             _______________________________
                                             Notary Public

My commission expires on______________________

                                     CONSENT


         The undersigned Tenant hereby consents to the terms and conditions of this Landlord's Waiver as set forth above.

                                 LaBarge Coating, LLC, by LaBarge C&R, LLC,
                                 Sole Member
                                 ("TENANT'):


                          By:                                    (Seal)
                             ------------------------------------
                              Name: Pierre L. LaBarge III
                              Title: Sole Member

                                                            Exhibit C

                               SECURITY AGREEMENT


         THIS SECURITY AGREEMENT, dated as of the ____ day of____________ 2003, by and between LaBarge Coating, LLC, a Missouri limited liability company (the "Debtor"),

                                 A
                                         N
                                                  D

L.B. FOSTER COMPANY, a Pennsylvania corporation (the "Secured Party");


                                    RECITALS


         WHEREAS, the Secured Party and the Debtor are parties to that certain Equipment Purchase and Service Agreement dated as of the 3l~ day of July 2003 (the "Agreement"), pursuant to which the Secured Party will install and modify certain equipment, as more particularly described on in the Purchase Agreement, on the Debtor's premises and the Debtor will purchase the installed and modified equipment (such equipment and modifications hereinafter referred to as the "Equipment") on the Completion Date, as defined in the Agreement;

         WHEREAS, pursuant to the Agreement, the Secured Party has agreed to defer certain payment obligations of the Debtor until the Completion Date;

         NOW, THEREFORE, to induce the Secured Party to enter into the Purchase Agreement and for and in consideration of the Debt (as defined in this Security Agreement), and of the premises and intending to be legally bound, the parties covenant and agree as follows:

Section 1. Definitions. In addition to the words and terms defined elsewhere in this Security Agreement, the following words and terms shall have the following meanings, unless the context otherwise clearly requires:

         "Agreement" shall mean the Equipment Purchase and Service Agreement dated on or about July 31, 2003 between the Secured Party, as Seller, and the Debtor, as Buyer.

         "Code" shall mean the Uniform Commercial Code as in effect on the date of this Security Agreement and as amended from time to time, of the state or states having jurisdiction with respect to all or any portion of the Collateral from time to time.

         "Collateral" shall mean collectively the Equipment and Proceeds thereof.

         "Debt" shall mean (i) all debts, liabilities, duties and obligations of the Debtor to the Secured Party whether now existing or after the date of this Security Agreement incurred, arising under or in connection with the Agreement or arising under or in connection with any guaranty or other agreement, instrument, or undertaking made by or for the benefit of Debtor or for the benefit of the Secured Party, or made by or for the benefit of Debtor to or for the benefit of the Secured Party, and (ii) all costs and expenses incurred by the Secured Party in the collection of any of the indebtedness described in this paragraph or in connection with the enforcement of any of the duties and obligations of the Debtor to the Secured Party described in this paragraph or under this Security Agreement, including reasonable attorneys' and paralegals' fees and expenses.

         "Equipment" shall include all of the goods, equipment and/or fixtures set forth in Exhibit A hereto, together with all attachments, accessories and parts used or intended to be used with any of those goods or fixtures, whether now or in the future, installed therein or thereon or affixed thereto, as well as all substitutes and replacements thereof in whole or in part and shall include, without limitation, the Modified Equipment (as defined in the Agreement).

         "Event of Default" shall mean any default by the Debtor in the performance of its obligations under this Security Agreement which is not cured within 30 days after written notice from the Secured Party.

         "Proceeds" shall have the meaning given to that term in the Code and shall include without limitation whatever is received when Collateral or Proceeds is sold, exchanged, collected or otherwise disposed of, whether cash or non-cash, and includes without limitation proceeds of insurance payable by reason of loss of or damage to Collateral.

         "Security Agreement" shall mean this Security Agreement as the same may be supplemented or amended from time to time.

Section 2. Security Interest. As security for the full and timely payment of the Debt in accordance with the terms of the Debt and the performance of the obligations of the Debtor under this Security Agreement, the Debtor agrees that the Secured Party shall have, and the Debtor grants to and creates in favor of the Secured Party, a security interest under the Code in and to such of the Collateral as is now located on the Debtor's premises or shall become located thereon after the date of this Security Agreement by the Debtor. The security interest granted to the Secured Party in this Security Agreement shall be a first priority security interest in the Collateral, prior and superior to the rights of all third parties in the Collateral existing on the date of this Security Agreement or arising after the date of this Security Agreement. Notwithstanding the foregoing, the parties intend that Debtor shall have no rights or interest in the Equipment until the Completion Date, as defined in the Agreement, and nothing herein shall be construed to derogate the Secured Party's ownership of the Equipment prior to the Completion Date.

Section 3. Rights and Remedies of a Secured Party. In addition to all rights and remedies given to the Secured Party by this Security Agreement, the Secured Party shall have all the rights and remedies of a secured party and/or owner available at law or in equity.

Section 4. Provisions Applicable to the CollateraL The parties agree that the following provisions shall be applicable to the Collateral:

         (a) The Secured Party or its representatives shall have the right at all times during regular business hours of the Debtor to examine and inspect the Collateral and to review the books and records of the Debtor concerning the Collateral that is now located on the Debtor's premises or shall become located thereon after the date of this Security Agreement by the Debtor and to copy the same and make excerpts therefrom.

         (b) The Debtor shall during the term of this Security Agreement take no actions to remove the Collateral from its facility located at Channel View, Texas.

         (c) Promptly upon request of the Secured Party from time to time, the Debtor shall furnish the Secured Party with such information and documents regarding the Collateral and the Debtors financial condition, business, assets or liabilities, at such times and in such form and detail as the Secured Party may reasonably request.

Section 5. Preservation and Protection of Security Interest The Debtor represents warrants, covenants and agrees that at all times during the term of this Security Agreement, it shall not, nor shall it permit any of its affiliated parties or entities to, without the prior written consent of the Secured Party
(i) borrow against the Collateral or any portion of the Collateral from any other person, firm or entity, (ii) grant or create or permit to attach or exist any mortgage, pledge, lien, charge or other encumbrance, or security interest on, of or in any of the Collateral or any portion of the Collateral except those in favor of the Secured Party, (iii) permit any levy or attachment to be made against the Collateral or, any portion of the Collateral, or (iv) permit any financing statements to be on file with respect to any of the Collateral, except financing statements in favor of the Secured Party. The Debtor shall faithfully preserve and protect the Secured Party's security interest in the Collateral and shall assist the Secured Party to cause that security interest to be perfected and continue perfected so long as the Debt or any portion of the Debt is outstanding, unpaid or executory. For purposes of the perfection of the Secured Party's security interest in the Collateral in accordance with the requirements of this Security Agreement, the Debtor hereby authorizes the Secured Party to file or record, or cause to be filed or recorded, such instruments, documents and notices, including as-signments, financing statements and continuation statements, as the Secured Party may deem necessary from time to time in order to perfect and continue perfected such security interest. The Debtor shall do all such other acts and things and shall execute and deliver all such other instruments and documents, including further security agreements, pledges, endorsements, assignments and notices, as the Secured Party in its commercially reasonable discretion may deem necessary or advisable from time to time in order to perfect and preserve the priority of such security interest as a first lien security interest in the Collateral prior to the rights of all third persons, firms and entities, except as may be otherwise provided in the Agreement. The Debtor irrevocably appoints the Secured Party (and any of the Secured Party's designated officers, employees and/or agents) as the attorney-in-fact of the Debtor to do all acts and things which the Secured Party may deem necessary or advisable from time to time to preserve, perfect and continue perfected the Secured Party's security interest in the Collateral in accordance with the requirements of this Security Agreement, including, but not limited to, signing any financing statements or amendments to financing statements providing notice of and/or evidencing the Secured Party's security interest in the Collateral; pro vided, however, ~ upon termination of this Security Agreement, such appointment of the Secured Party as the Debtor's attorney-in-fact shall automatically terminate without further action by either party to this Security Agreement. The Debtor agrees that a carbon, photographic or other reproduction of this Security Agreement or a financing statement is sufficient as a financing statement and may be filed instead of the original. After the Debtor has made the Final Payment, as such term is defined in the Agreement, the Debtor is authorized to file termination statements with respect to financing statements previously filed by the Secured Party with respect to the Collateral.

Section 6. Events of Default and Remedies.

         (a) If any one or more Event of Default shall occur or shall exist, the Secured Party may then, or at any time thereafter, so long as such default shall continue, foreclose its lien or security interest in the Collateral in any way permitted by law, or upon fifteen (15) days prior written notice to the Debtor, sell any or all Collateral at private sale at any time or place in one or more sales, at such price or prices and upon such terms, either for cash or on credit, as the Secured Party, in its sole discretion, may elect, or sell any or all Collateral at public auction, either for cash or on credit, as the Secured Party, in its sole discretion, may elect, and at any such sale, the Secured Party may bid for and become the purchaser of any or all such collateral. Pending any such action, the Secured Party may liquidate the Collateral,

         (b) If any one or more Event of Default shall occur or shall exist, the Secured Party may then, or at any time thereafter, so long as such default shall continue grant extensions to, or adjust claims of, or make compromises or settlements with, debtors, guarantors or any other parties with respect to Collateral or any securities, guarantees or Insurance applying thereon, without notice to or the consent of the Debtor, without affecting the Debtor's liability under this Security Agreement.

         (c) If any one or more Event of Default shall occur or shall exist and be continuing, then in any such event, the Secured Party shall have such additional rights and remedies In respect of the Collateral or any portion thereof as are provided by the Code and such other rights and remedies in respect thereof which it may have at law or in equity, including without limitation the right to enter any premises where Collateral is located and take possession and control thereof without demand or notice and without prior judicial hearing or legal proceedings, which the Debtor expressly waives,

         (d) The Secured Party shall apply the Proceeds of any sale or liquidation of the Collateral, and, any Proceeds received by the Secured Party from insurance, first to the payment of the reasonable costs and expenses incurred by the Secured Party in connection with such sale or collection, including without limitation reasonable attorneys' fees and legal expenses, second to the payment of the Debt, whether on account of principal or interest or otherwise as the Secured Party in its sole discretion may elect, and then to pay the balance, if any, to the Debtor or as otherwise required by law. If such Proceeds are insufficient to pay the amounts required by law, the Debtor shall be liable for any deficiency.

         (e) Upon the occurrence of any Event of Default, the Debtor shall promptly upon demand by the Secured Party assemble the Collateral and make it available to the Secured Party at a place or places to be designated by the Secured Party. The right of the Secured Party under this paragraph to have the Collateral assembled and made available to it is of the essence of this Security Agreement and the Secured Party may, at its election, enforce such right by an action in equity for Injunctive relief or specific performance.

Section 7. Termination. This Security Agreement shall automatically terminate, without further action by either party hereto, upon the payment by the Debtor of the Final Payment.

Section 8. Successors and Assigns. This Security Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns, provided that, without the prior written consent of the Secured Party, the Debtor may not assign this Security Agreement or any of its rights under this Security Agreement or delegate any of its duties or obligations under this Security Agreement and any such attempted assignment or delegation shall be null and void. This Security Agreement is not intended and shall not be construed to obligate the Secured Party to take any action whatsoever with respect to the Collateral or to incur expenses or perform or discharge any obligation, duty or disability of the Debtor.

Section 9. Miscellaneous.

         (a) The provisions of this Security Agreement are intended to be severable. If any provision of this Security Agreement shall for any reason be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdic-tion, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or any other provision of this Security Agreement in any jurisdiction.

         (b) No failure or delay on the part of the Secured Party in exercising any right, remedy, power or privilege under this Security Agreement or the Agreement shall operate as a waiver thereof or of any other right, remedy, power or privilege of the Secured Party under this Security Agreement or the Agreement; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other right, remedy, power or privilege or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges of the Secured Party under this Security Agreement and the Agreement are cumulative and not exclusive of any rights or remedies which it may otherwise have.

         (c) All notices, statements, requests and demands given to or made upon either party in accordance with the provisions of this Security Agreement must be in writing, shall be effective when received, must be sent by first class or first class express United States mail, postage prepaid, or with a private overnight courier service, charges prepaid, or by telex or facsimile (with a confirmation in writing mailed first class), charges prepaid and shall be addressed, if to the Debtor, at 500 North Broadway, Suite 1600, St Louis, Missouri 63102, Attention: Pierre L. LaBarge II! and, if to the Secured Party, at 415 Holiday Drive, Pittsburgh, Pennsylvania 15220, Attention: President or in accordance with the latest unrevoked written direction from either party to the other party.

         (d) The section headings contained In this Security Agreement are for reference purposes only and shall not control or affect its construction or interpretation in any respect.

         (e) Unless the context otherwise requires, all terms used in this Security Agreement which are defined by the Code shall have the meanings stated in the Code.

         (f) The Code shall govern the settlement, perfection and the effect of attachment and perfection of the Secured Party's security Interest in the Collateral, and the rights, remedies, duties and obligations of the Secured Party and the Debtor with respect to the Collateral. This Security Agreement shall be deemed to be a contract under the laws of the State of Texas and the execution and delivery of this Security Agreement and, to the extent not inconsistent with the preceding sentence, the terms and provisions of this Security Agreement shall be governed by and construed in accordance with the laws of that State.

         (g) On or prior to the date of this Security Agreement, Debtor shall have obtained a duly executed copy of the Landlord's Waiver attached hereto as Exhibit A. Simultaneously with the execution of this Agreement, Debtor shall cause any person or entity providing financing associated with the property on which the Equipment is to be located or any improvements or other equipment associated with such property, to waive any claims, rights or interest in the Collateral by executing the Lender Disclaimer attached hereto.

[Remainder of page intentionally left blank; signature page follows.]

         IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have executed and delivered this Security Agreement as of the day and year set forth at the beginning of this Security Agreement.


ATTEST:                                      LABARGE COATING, LLC


_______________________________               By:_________________________
Secretary                                     Pierre L. LaBarge III
                                              Title:   President



(CORPORATE SEAL)





                                             L.B. FOSTER COMPANY

                                             By:________________________
                                             Title:_____________________

                                LENDER DISCLAIMER





         Reliance Bank hereby disclaims any and all interest or claims which it may have to the Collateral, as defined in this Security Agreement, until such time as both all amounts owed to Foster under the Agreement have been paid and all of such payments can not be deemed to be preferences.

                                 Executed this _____ day of  __________,2003,
                                 intending to be legally bound.

                                 Reliance Bank

                                 By ____________________________________

                                           President

LENDER DISCLAIMER




         Enterprise Bank hereby disclaims any and all interest or claims which it may have to the Collateral, as defined in this Security Agreement, until such time as both all amounts owed to Foster under the Agreement have been paid and all of such payments can not be deemed to be preferences.

                                  Executed this _____ day of _________, 2003,
                                  intending to be legally bound.

                                  Enterprise Bank

                                  By______________________________________

                                            President

                                                               Exhibit A

                                   Equipment
1. Cleaning Line

A. Conveyor Line

I. (1-SET) 30" diameter conveyor stands with (2) wheels each to accommodate the heating and cleaning of 65' pipe
II.  (1-SET) DC motors with gearboxes for powering the aforementioned conveyor
III. (1) 145 KVA drive transformer
IV.  (1) Master operator station enclosure and 2 slave station enclosures
V.   (1) DC Control Panel

B. (1) Hoffman blower mounted on blow-out cart

C. Preheat furnace

I.  (1) Furnace
II. (1) Gas train
III.(1) North American combustion air blower
IV. (4) North American burner blocks per furnace

D.  (2) BCP cleaning machines (shot blast #1628, grit blast #1629), each with
    (2) 75HP, 3600RPM blast wheels, elevator, and separator

E.  (1) Torit & Day dust collector

F. Exhaust fans

        I.  (2) Fans mounted in cages
        II. (1) Hi-Lo fan control panel

G.  Pipe racks - (4) at approximately 60' bare, (4) at approximately 48' bare

H. (4) Pneumatic pipe kick arms with pneumatic cylinders

I. (1) Pipe reject Endo line conveyor with hourglass rollers

2.Coating Line

A. Conveyor Line

I. (1) Seco DC control system
  1. (1 SET) 30" diameter conveyor stands with (2) wheels each to accommodate the heating and cleaning of 65' pipe
  2. (1 SET) DC motors with gearboxes for powering the aforementioned conveyor
  3. (1)145 KVA drive transformer
  4. (1) DC control panel
  5. (1) Master operator station enclosure and (2) slave station enclosures

B. (1 SET) Pipe let-down arms with pneumatic cylinders

C. Acid-wash System

I.  (1) Metering pump
II. (1) Gravity feed application system
III.(1) High pressure rinse pump and transfer pump
IV. (1) Rinse booth with casters
V.  (1) Acid application booth with casters
VI. (2) 6500 gallon holding tanks

D. Furnaces with gas train & combustion air blower

I.   (1) Furnace control panel
II.  (3) Furnaces
III. (1) Gas train
IV.  (1) North American combustion air blower
V.   (4) North American burner blocks per furnace

E. Powder conveying equipment

I.  (1) Sweco 48" vibro-energy separator
II. (1) 1 Ton budget air hoist

F.Primary powder application equipment

I.    (2) Nordson 10-gun rack cabinets with master control
II.   (1) Powder booth
III.  (20) HF-1O air-cooled powder guns
IV.   (20) Electrostatic cables
V.    (20) 36" Gun mounting bars
VI.   (20) Hi-flow powder pumps
VII.  (1) Fluid bed system with high-low indicators
VIII. (1) Powder transfer hopper with powder pump and controls
IX.   (1) Nordson NFS-1000 flame detection system
X.    (1) CO2 fire extinguishing system-- 8 high pressure bottles
XI. (1 Set) Tubing and fittings, 1/4" ID for Powder feed, 3/8" OD for flow & atomizing, 1/4" OD for cooling air

G. Secondary powder application equipment

I. (1) Powder booth with dust collector

H. (1) Torit & Day dust collector with guillotine and rotary valves and disconnect

I. Pipe cooling system

I.   (1) Quench tank with conveyor tubs
II.  (1) Marley cooling tower
III. (2) End-section pumps with motors
IV.  (2) NEMA 4 enclosures with controls for pumps
V.   (1 SET) Make-up controls for tank with probe holder and 5' probe
VI.  (1) 2" Motorized make-up valve
VII. (1) Heating system for water tank

J. (1 SET) Pipe kick-arms with pneumatic cylinders

K. Pipe racks -- (4) at approximately 75' padded

L. (1) Pipe Stenciler with Adjustable Stand

M. (1) Holiday detector

3. Auxiliary equipment

A. Plant air equipment

I.    (1)Airdryer
II.   (1) Main air receiver
III.  (I) Cleaning line air receiver
IV.   (I) LeRoi air compressor with electrical power panel

B. Electrical distribution
I.    (1) Electrical switch panel
II.   (1) Distribution panel
III.  (1) Distribution panel
IV.   (1) Electrical panel
V.    (1) Panel board
VI.   (1) Breaker panel

C. Lab Equipment

I.    (1) Roll-in band saw
II.   (1) Mandrel bender
III.  (1) Freezer
IV.   (1) Hotplate
V.    (1) Impact tester

D. Powder Room Air-conditioning Unit

E. Couplings:
16 ea 8"
60 ea 12"
10 ea 14"
4Oea 16"
l7ea 18"
15 ea 20"
9 ea 22"
10 ea 24"

4. The following modifications to the above equipment:

A. Upgrade cleaning and coating lines
I.    Drive system upgrade to 5 Hp
II.   Operators control stations
III.  Mechanical adjustment to accommodate 42" pipe

B. Retrofit four (4) furnaces for 8" through 42" pipe
I.    Rebuild shell to accommodate 42" pipe
II.   Doors
III.  Insulation

C. Modify two cleaning machines
I. Rebuild shell to accommodate 42" pipe

D. Conveyor let-in & lift-out assemblies
I.  Replace air cylinders
II. Replace controls

B. Coating removal station

F. Reject Endo line conveyor
I.   Drive system upgrade to 1.5 Hp
II.  Hour glass rollers
III. Mechanical adjustment

G. Acid rinse cabinet
I. Rebuild shell to accommodate 42" pipe

H. Modify quench
I. Rebuild structure to accommodate 42" pipe

I. Service dust collector
I.  Replace filters
II. Supply required ductwork

J. Air dryer sensor
I. Replace sensor

K. (190) 18" Tire and rim assemblies

L. Update ARO recovery system and shroud

                                                      Exhibit B

                               LANDLORD'S WAIVER

         THIS LANDLORD'S WAIVER (the "Agreement") is made as of this _____day of ____________________ 2003, by LaBarge Realty, LLC (the "Landlord") to L.B. Foster Company ("Foster") In connection with the purchase of certain equipment from Foster by LaBarge Coating, LLC ("Tenant").

WITNESSETH:

         WHEREAS, under the provisions of a certain lease (the "Lease") dated July 28, 2003, between the Landlord and Tenant, the Landlord has leased to Tenant approximately 5.4 acres including an approximately 57,392 square foot building situated on the property described as an approximately 39 acre tract of real property situated in the County of Harris, State of Texas (the "Premises").

         WHEREAS, Foster and Tenant are parties to that certain Equipment Purchase and Services Agreement dated as of the 28~ day of July 2003 (the "Purchase Agreement"), pursuant to which Foster will install and modify certain equipment, as more particularly described on Exhibit A, on the Premises (as defined below) and Tenant will purchase the installed and modified equipment (such equipment and modifications hereinafter referred to as the "Equipment');

         WHEREAS, pursuant to the Purchase Agreement, Foster has agreed to defer certain payment obligations of Tenant until the Completion Date (as defined in the Purchase Agreement);

         WHEREAS, because all or a part of the Equipment may be located on or affixed to the Premises prior to the Completion Date, Foster has required, as a condition of the Purchase Agreement, the execution and delivery of this Agreement by the Landlord.

         NOW, THEREFORE, to induce Foster to enter into the Purchase Agreement, the Landlord, intending to be legally bound hereby, covenants and agrees with Foster as follows:

         1. The Landlord hereby agrees that any of the Equipment may be affixed to the Premises and shall remain personal property notwithstanding the manner in which it is affixed thereto and consents to the security interests and liens of Foster, and its successors and assigns in the Equipment located on, at or about or affixed to the Premises. This waiver shall apply to any of the Equipment which is already located on, at or about or affixed to the Premises or may hereafter be located on, at or about or affixed to the Premises.

         2. The Landlord hereby waives and releases in favor of Foster and agrees that Foster's liens and security interests in the Equipment shall be prior and superior to

(a) any and all rights of distraint, levy and execution, and marshalling of assets which the Landlord may now or hereafter have against the Equipment, (b) any and all liens and security interests which the Landlord may now or hereafter have on the Equipment, and (c) and any and all other claims of every nature whatsoever which the Landlord may now or hereafter have on or against the Equipment for any rent or other sums due or to become due to the Landlord by the Tenant under the provisions of the Lease or otherwise.

         3. Foster may remove the Equipment from the Premises whenever Foster deems it necessary to do so to protect their interest and the Landlord hereby irrevocably grants to Foster the right of entry to the Premises to remove any of the Equipment at any reasonable time or times; provided, however, that Foster only shall be responsible for damage caused by Foster unreasonably exercising such rights under this Agreement, e.g. Foster shall not be liable for damages which are a normal incident to the reasonable removal of the Equipment nor for any repairs to the Premises arising from the reasonable removal of the Equipment.

         4. The Landlord shall notify Foster in writing of any default by the Tenant under the provisIons of the Lease and Foster shall have the right (but not the obligation) to cure such default on behalf of the Tenant within forty-five (45) days from the date Foster receives such notice. Any such notice shall be sent by certified mail, postage prepaid, to Foster at LB. Foster Company, 415 Holiday Drive, Pittsburgh, PA 15220,
Attention:        General Counsel.

         5. In the event the Tenant defaults under the Lease and is evicted by the Landlord or in the event that the Tenant abandons the Premises, Foster shall have the right, by sending notice to the Landlord, to keep and store any portion of the Equipment located at the Premises at or about the date the Tenant loses possession of the Premises for a period, determined by Foster, of up to one hundred eighty (180) days, counting from the date the Tenant loses possession of the Premises and written notice thereof has been received by Foster, on a month-to-month basis, free of all rent or other charges. Foster shall give the Landlord at least ten (10) calendar days' written notice if Foster wishes to terminate its use of the Premises for storage at the end of any month during the one hundred eighty (180) day period. Foster shall have no obligation to pay any rent under the Lease for any period of time prior to the date the Tenant lost possession of the Premises and Foster notifies the Landlord of their intention to use the Premises nor for the one hundred eighty (180) day period thereafter described above. While Foster is using the Premises for storage of the Equipment, the Landlord may maintain at the Landlord's expense casualty insurance and such liability insurance for the benefit of the Landlord as the Landlord may desire. The Landlord shall have no obligation to insure against casualty any of the Equipment located on the Premises. Foster may conduct one or more auction sales of the Equipment at the Premises during the period Foster is using the Premises for storage of the Equipment. As used in this Section, the term "month" shall mean a calendar month.

6. The Landlord shall notify any purchaser of the Premises and any subsequent mortgagee and any other holder of any lien, security interest or encumbrance on the Premises of the existence of this Agreement.

         7. The Landlord hereby certifies that the Landlord has full power and authority to execute this Agreement and that it has legal title to the Premises.

         8. The Landlord further certifies that as of the date hereof there are no mortgages, deeds of trust or other encumbrances on the Premises that create a lien on, or security interest in, the Equipment.

         9. This Agreement shall continue In effect until Tenant has delivered the Final Payment (as defined in the Purchase Agreement) in full, shall be binding upon the successors, assigns and transferees of the Landlord, and shall inure to the benefit of Foster and its respective successors and assigns.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the Landlord has caused this Agreement to be executed, IN WITNESS WHEREOF, the Landlord has caused this Agreement to be executed, sealed and delivered on the day and year first written above.

                                    LABARGE REALTY, LLC
                                    ("LANDLORD") by
                                    LABARGE C&R, LLC,
                                    Sole Member:

                                    By:_______________________________(Seal)
                                       Name: Pierre L. LaBarge III
                                       Title:   Sole Member

                                       Address: 500 N. Broadway, Suite 1600
                                                St. Louis, MO 63102

                     ACKNOWLEDGEMENT TO BE MADE BY LANDLORD

STATE OF:
COUNTY OF:                                  TO WIT:

         I HEREBY CERTIFY that on this ____ day of __________, 2003, before me, a Notary Public for the state and county aforesaid, personally appeared Pierre
L. LaBarge Ill, known to me or satisfactorily proven to be the person whose name is subscribed to the foregoing instrument, who acknowledged that he is the sole member of LaBarge C&R, LLC, the sole member of Landlord, that he has been duly authorized to execute, and has executed, the foregoing instrument on behalf of the said entity for the purposes therein set forth, and that the same is its act and deed.

         IN WITNESS WHEREOF, I have hereunto set my hand and Notarial Seal, the day and year first above written.

[SEAL]
                                                 __________________________
                                                 Notary Public

My commission expires on______________________

                                    CONSENT


         The undersigned Tenant hereby consents to the terms and conditions of this Landlord's Waiver as set forth above.

                            LaBarge Coating, LLC, by LaBarge C&R, LLC,
                            Sole Member
                            ("TENANT"):

                            By: ___________________________________(Seal)
                                Name:  Pierre L. LaBarcie III
                                Title: Sole Member

                                                              Exhibit D

                             Exemption Certificate

                                 (See attached)

TEXAS SALES AND USE TAX EXEMPTION CERTIFICATION

                                                                 Exhibit E


BILL OF SALE

         L. B. Foster Company, a Pennsylvania corporation (the "Seller"), for good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, does hereby contribute, convey, transfer, assign, bargain, sell and grant to LaBarge Coating, LLC, a Missouri limited liability company (the "Buyer"), pursuant to that certain Equipment Purchase and Service Agreement (the "Purchase Agreement") dated July 31, 2003, by and between the Buyer and the Seller, all right, title and interest in, to and under the Modified Equipment as defined in the Purchase Agreement.

         This Bill of sale shall inure to the benefit of the respective successors and assigns of the Buyer.

         This Bill of Sale shall be governed by and construed in accordance with the laws of the State of Texas, without regard to its conflict of law provisions.

         This Bill of Sale is executed and delivered pursuant to the Purchase Agreement. The terms of the Purchase Agreement, including but not limited to the Sellers' representations, warranties, covenants, and agreements relating to the Modified Equipment, are incorporated herein by this reference. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

         At any time or from time to time hereafter the Seller shall at the request of the Buyer take all action reasonably necessary to establish the record of the Buyer's title to the Modified Equipment and shall execute, acknowledge and deliver such further instruments of conveyance, sale, transfer and assignment with regard to the Modified Equipment.

     [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOWS.]

IN WITNESS WHEREOF, this Bill of Sale is executed effective as of the ______day of ________ 2003.



L.B. Foster Company


By:______________________________
Name:
Title: President